                             PROSPECTUS SUPPLEMENT
                       (To Prospectus Dated May 2, 1997)

                               U.S. $500,000,000

                             JOHNSON CONTROLS, INC.

                          MEDIUM-TERM NOTES, SERIES D
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

    Johnson Controls, Inc. (the "Company") may from time to time offer its Medium-Term Notes, Series D (the "Notes"), in an aggregate principal amount of up to U.S. $500,000,000 or the equivalent thereof in other currencies, subject to reduction as a result of the concurrent sale of other Debt Securities of the Company. The Notes will be offered at varying maturities of nine months or more from their dates of issue and may be subject to remarketing or redemption at the option of the Company or repayment at the option of the Holder prior to maturity. Each Note may be denominated in U.S. dollars, other currencies, European Currency Units ("ECU") or such other composite currencies (the "Specified Currency") as may be described in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. See "Important Currency Information" and "Currency Risks." Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or at a floating rate (a "Floating Rate Note") determined by referenced to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Base Rate set forth in the Pricing Supplement, as adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. See "Description of Medium-Term Notes, Series D."

    Each Note will be represented by either a global security registered in the name of a nominee of The Depository Trust Company, as Depositary, or other depositary (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants.

    The Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.

    Unless otherwise indicated, interest on each Fixed Rate Note will accrue from its date of issue and will be payable semiannually on each June 1 and December 1 and at maturity, and interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semiannually or annually, as set forth in the applicable Pricing Supplement, and at maturity. The Notes may be issued as Remarketed Notes (as defined herein), bearing interest initially at the rate and through the date set forth in the applicable Pricing Supplement (the "Initial Interest Rate Period"). Thereafter, each Remarketed Note will bear interest at rates established as described herein in either the Short-Term Rate Mode or the Long-Term Rate Mode (as defined herein).

    The Specified Currency, any applicable interest rate or interest rate formula, the issue price, the maturity, any interest payment dates, any redemption provisions and any repayment provisions for each Note, whether such Note will be a Book-Entry Note or a Certificated Note and the other variable terms of such Note will be established at the time of issuance of such Note and set forth therein and in the applicable Pricing Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                     PRICE TO                AGENT'S               PROCEEDS TO THE
                                                     PUBLIC(1)               COMMISSION(2)         COMPANY(2)(3)
Per Note.........................................    100.000%                .125%-.750%           99.875%-99.250%
Total(4).........................................    U.S. $500,000,000       U.S. $625,000-        U.S. $496,250,000-
                                                                             U.S. $3,750,000       U.S. $499,375,000

--------------------------------------------------------------------------------
(1) The Notes will be sold at 100% of their principal amount except as may be provided in the Pricing Supplement hereto.

(2) The Company will pay to BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities, Inc., (each an "Agent," and together, the "Agents") a commission, which may be in the form of a discount, ranging from .125%-.750% of the principal amount of any Note, depending upon its maturity (or Initial Interest Rate Period, in the case of Remarketed Notes), sold through such Agent. Commissions on any Notes with a maturity greater than 30 years will be negotiated at the time of sale. See "Plan of Distribution."

(3) Before deducting other expenses payable by the Company estimated to be $100,000 including reimbursement of certain of the Agents' expenses.

(4) Or the equivalent thereof in other currencies or composite currencies.

    The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its reasonable efforts to solicit purchases of such Notes. The Company may sell Notes at a discount to each Agent for its own account or for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. In addition, the Agents may offer Notes purchased by them as principal to other dealers. Unless otherwise specified in an applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Company also may sell the Notes directly to investors on its behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

BANCAMERICA ROBERTSON STEPHENS               FIRST CHICAGO CAPITAL MARKETS, INC.

GOLDMAN, SACHS & CO.                                           J.P. MORGAN & CO.
MORGAN STANLEY DEAN WITTER                                NATIONSBANC MONTGOMERY

          The date of this Prospectus Supplement is December 2, 1997.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                    NINE MONTHS
                                                   ENDED JUNE 30,        YEARS ENDED SEPTEMBER 30,
                                                   --------------   -----------------------------------
                                                   1997(1)   1996   1996   1995   1994   1993(2)   1992
                                                   -------   ----   ----   ----   ----   -------   ----
Ratio of earnings to fixed charges(3)(4).........    2.1     3.7    4.4    4.1    4.7      3.9     3.5

-------------------------
(1) Results include a restructuring charge of $70 million ($40 million or $.44 per fully diluted share, after-tax) and a gain from the sale of the Plastic Container division of $135 million ($69 million of $.76 per fully diluted share, after-tax).

(2) Results include the adoption of Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions," No. 109 "Accounting for Income Taxes," and No. 112 "Employers' Accounting for Postretirement Benefits Other than Pensions." The combined cumulative effect of the accounting changes was a one-time charge of $122 million of $1.50 per share on a primary basis and $1.41 per fully diluted share, after-tax.

(3) Historical amounts have been restated to reflect the reclassification of the Plastic Container division as a discontinued operation.

(4) For purposes of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of
    (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.

                   DESCRIPTION OF MEDIUM-TERM NOTES, SERIES D

     THE INFORMATION HEREIN CONCERNING THE NOTES SHOULD BE READ IN CONJUNCTION WITH THE STATEMENTS UNDER "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS. THE FOLLOWING DESCRIPTION WILL APPLY TO THE NOTES UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

GENERAL

     The Notes are limited to an aggregate principal amount of U.S. $500,000,000 or the equivalent thereof in other currencies, subject to reduction as a result of the concurrent sale of other Debt Securities of the Company.

     The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

     Since the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of the Company as a creditor of the subsidiary may be recognized.

     The Notes will be offered on a continuous basis and will mature at par on any Business Day (as defined below) nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption or repayment prior to maturity at the price or prices specified in the applicable Pricing Supplement. Each Note will bear interest at either (i) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero Coupon Note"), or (ii) a floating rate determined by reference to the Interest Rate Basis or combination of Interest Rate Bases (each defined below) (the "Base Rate") specified in the applicable Pricing Supplement (a "Floating Rate Note") that may be adjusted by a Spread or Spread Multiplier (each as defined below).

     The Notes may be issued as Notes which will initially bear interest at a fixed rate or floating rate as set forth in the applicable Pricing Supplement (the "Initial Interest Rate") through the Initial Interest Rate Period and for each interest rate period (each, an "Interest Rate Period") and thereafter will bear interest at a fixed or floating rate as described under "Remarketed Notes" (such Notes being "Remarketed Notes"). Unless otherwise specified in the applicable Pricing Supplement, Remarketed Notes will not be subject to optional redemption by the Company or optional repayment at the option of the holders thereof prior to the expiration of the applicable Initial Interest Rate Period. After the Initial Interest Rate Period, Remarketed Notes may bear interest for any Interest Rate Period in the Short-Term Rate Mode or the Long-Term Rate Mode as determined by the Company. See "Remarketed Notes."

     Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth in the Prospectus under "Description of Debt Securities -- Global Securities," Book-Entry Notes will not be issuable in certificated form. See "Book-Entry System" below. It is currently contemplated that only Notes which have a Specified Currency of U.S. dollars will be issued as Book-Entry Notes.

     The authorized denominations of the Notes denominated in U.S. dollars will be U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Remarketed Notes will be issued only as Book-Entry Notes in denominations of $100,000 and multiples of $1,000 in excess thereof. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

     "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in the City of New York and (b) if the Note is denominated in a Specified Currency other than U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which in the case of ECU shall be London and Luxembourg City, Luxembourg) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency, and (c) with respect to LIBOR Notes or Remarketed Notes as to which LIBOR is an applicable Base Rate, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Original Issue Discount Note" means (i) a Note, including any Zero Coupon Note, which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its principal amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date (each as defined below) for such Note, and (ii) any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

     The Pricing Supplement relating to each Note will describe the following terms: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (2) whether such Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (4) the date on which such Note will be issued (the "Original Issue Date"); (5) the date on which such Note will mature (the "Maturity Date"); (6) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any; (7) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for such Note; (8) remarketing provisions applicable to Notes, if any; (9) whether such Note may be redeemed or repaid prior to the Maturity Date and, if so, the provisions relating to such redemption or repayment; (10) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (11) any other terms of such Note not inconsistent with the provisions of the related Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on Notes are payable by the Company in the Specified Currency. If the Specified Currency for a Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) appoint an agent (initially The Chase Manhattan
Bank) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note in U.S. dollars in the manner described in the following paragraph. Notwithstanding the foregoing, the holder of a Note denominated in a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and the Note so indicate) elect to receive all such payments in the Specified Currency by delivery of a written request to the Paying Agent (as defined below), which must be received by the Paying Agent on or prior to the applicable Record Date or at least 15 calendar days prior to maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Record Date or at least 15 calendar days prior to maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in the City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed The Chase Manhattan Bank as Paying Agent. The Company will notify the holders of the Notes in accordance with the Indenture of any change in the Paying Agent or its address.

     In the case of a Note denominated in a Specified Currency other than U.S. dollars, unless the holder has elected otherwise, payment in respect of such a Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency (the "Market Exchange Rate"). All currency exchange costs will be borne by the holders of such Notes by deductions from such payments. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described under "Currency Risks -- Payment Currency" below.

     Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the Register on the applicable Record Date (which in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary). Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such payments in U.S. dollars by electronic transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Simultaneously with the election by any holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Paying Agent, as provided above), such holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made by electronic transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payment at maturity or upon earlier redemption or repayment in respect of a Note will be paid by electronic transfer of immediately available funds upon surrender of such Note at the office of the Paying Agent.

     Any payment required to be made in respect of a Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the accompanying Prospectus under "Events of Default," the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration.

     The "Record Date" for Notes other than Remarketed Notes with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days (unless otherwise specified in the applicable Pricing Supplement) immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. A Record Date for Remarketed Notes shall be as set forth under "Remarketed Notes." Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

     For information with respect to interest on Remarketed Notes, see "Remarketed Notes."

     All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards, and all currency or currency unit amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise set forth in an applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually each June 1 and December 1 (each an "Interest Payment Date") and at maturity or upon earlier termination or repayment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest from its Original Issue Date at rates determined by reference to the Base Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement) until the principal thereof is paid or made available for payment. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (the "Maximum Interest Rate"); and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (the "Minimum Interest Rate"). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the CMT Rate (a "CMT Rate Note") (c) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (d) the Eleventh District Cost of

Funds Rate (an "Eleventh District Cost of Funds Rate Note"), (e) the Federal Funds Rate (a "Federal Funds Rate Note"), (f) LIBOR (a "LIBOR Note"), (g) the Prime Rate (a "Prime Rate Note"), (h) the Treasury Rate (a "Treasury Rate Note"), or (i) such other Base Rate as is set forth in the applicable Pricing Supplement.

     Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period"). The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (the "Interest Reset Period"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which interest will be reset (each an "Interest Reset Date") and the date or dates on which interest will be payable (each an "Interest Payment Date") will be as set forth in the following table:

    INTEREST RESET PERIOD            INTEREST RESET DATES            INTEREST PAYMENT DATES
-----------------------------    -----------------------------    -----------------------------
Daily                            Each Business Day                Third Wednesday of each month
                                                                  or of each March, June,
                                                                  September and December
                                                                  (as specified in the Pricing
                                                                  Supplement)
Weekly (other than Treasury
Rate Notes)                      Each Wednesday                   Third Wednesday of each month
                                                                  or of each March, June,
                                                                  September and December
                                                                  (as specified in the Pricing
                                                                  Supplement)
Weekly (Treasury Rate Notes)     Each Tuesday                     Third Wednesday of each month
                                                                  or of each March, June,
                                                                  September and December
                                                                  (as specified in the Pricing
                                                                  Supplement)
Monthly                          Third Wednesday of each month    Third Wednesday of each month
                                                                  or of each March, June,
                                                                  September and December
                                                                  (as specified in the Pricing
                                                                  Supplement)
Quarterly                        Third Wednesday of each          Third Wednesday of each
                                 March, June, September and       March, June, September and
                                 December                         December
Semiannually                     Third Wednesday of each of       Third Wednesday of each of
                                 two months specified in the      two months specified in the
                                 Pricing Supplement               Pricing Supplement or the
                                                                  applicable Floating Interest
                                                                  Rate Notice
Annually                         Third Wednesday of month         Third Wednesday of month
                                 specified in the Pricing         specified in the Pricing
                                 Supplement or the applicable     Supplement or the applicable
                                 Floating Interest Rate Notice    Floating Interest Rate Notice

Notwithstanding the preceding table, if an Interest Reset Date or Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Reset Date or Interest Payment Date will be postponed to the next Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next calendar month, such Interest Reset Date or Interest Payment Date will be the immediately preceding Business Day.

     Interest payments on each Interest Payment Date for Floating Rate Notes (except in the case of Floating Rate Notes which reset daily or weekly) will include accrued interest from and including the Original Issue

Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. In the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including the Record Date immediately preceding the applicable Interest Payment Date, and that at maturity the interest payable will include interest accrued from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the Pricing Supplement with respect to a Floating Rate Note will be the "Initial Interest Rate" specified in the applicable Pricing Supplement. The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law. Under present New York law, the maximum interest rate is 25% per annum on a simple interest basis. This limit may not apply to Notes in which U.S. $2,500,000 or more has been invested.

     The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, CMT Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for LIBOR Notes (defined below as the "LIBOR Determination Date") will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity (as defined below) specified on the face of the Treasury Rate Notes are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The "Index Maturity" of an instrument or obligation is the period to maturity of such instrument or obligation with respect to which the relevant Interest Rate Basis or Bases will be calculated.

     Unless otherwise specified in the applicable Pricing Supplement or applicable Floating Interest Rate Notice (as defined below), the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, The Chase Manhattan Bank shall be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

     CD Rate Notes

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     CMT Rate Notes

     CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement or the applicable Floating Interest Rate Notice.

     "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include an Agent or Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     "Commercial Paper Rate" means with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519), under the heading "Commercial Paper -- Nonfinancial." In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Interest Determination shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculating Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                                                D X 360
                                                ---------------------------------------
                       Money Market Yield   =                360 - (D X M)               X100

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Eleventh District Cost of Funds Rate Notes

     Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date. "Telerate Page 7058" means the display on the Dow Jones Telerate Service on such page (or such other page as may replace such page on the service for the purpose of displaying the Eleventh District Cost of Funds Rate) for the purpose of displaying the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

     Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers (which may include an Agent or Remarketing Agent) of Federal Funds transactions in the City of New York selected by the Calculation Agent as of 11:00 a.m., New York

City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

     LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the arithmetic mean of the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Designated LIBOR Page" means "LIBOR Telerate," which shall be the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), unless "LIBOR Reuters" is designated in the applicable Pricing Supplement, in which case "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Designated LIBOR Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If fewer than two offered rates appear on the Designated LIBOR Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     Prime Rate Notes

     Prime Rate Notes will bear interest rates (calculated with reference to the Prime Rate as described below, and then applying the Spread and/or Spread Multiplier, if any, which is applicable to the Interest Reset Period) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined herein) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for the Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates are quoted as aforesaid, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by one or two, as the case may be, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as set forth above, the Prime Rate will remain the Prime Rate then in effect on such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying the prime rate or base lending rate of major U.S. banks).

     Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Notes and in the applicable Pricing Supplement.

     "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direction obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "U.S. Government Securities -- Treasury bill -- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the action average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m. New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

REMARKETED NOTES

     Interest

     General. Each Remarketed Note initially will earn interest at the Initial Interest Rate, either a fixed or floating rate, through the Initial Interest Rate Period specified in the applicable Prospectus Supplement. Thereafter, unless otherwise specified in the applicable Prospectus Supplement, each Remarketed Note will earn interest at the Company's option in either the Short Term Rate Mode or the Long Term Rate Mode (collectively, "Interest Rate Modes"), in each case as described below under "-- Interest Rate Modes." A Remarketed Note will have Interest Rate Periods of 365 days or less ("Short Term Rate Periods") if in the Short Term Rate Mode and more than 365 days ("Long Term Rate Periods") if in the Long Term Rate Mode. Unless otherwise specified in the applicable Prospectus Supplement, each Remarketed Note may bear interest at different rates and have different Interest Rate Modes, Interest Rate Periods and other terms as described herein.

     Following the Initial Interest Rate Period, the interest rate for each Remarketed Note will be established by a remarketing agent (the "Remarketing Agent") selected by the Company or otherwise as specified herein. While a Remarketed Note is in the Short Term Rate Mode, it will earn interest during each Short Term Rate Period at fixed rates established by the Remarketing Agent on the first day of such Short Term Rate Period as described below under "-- Interest-Determination of Interest Rates, Spreads and Spread Multipliers." While a Remarketed Note is in the Long Term Rate Mode, it will earn interest during each Long Term Rate Period at fixed rates established by the Remarketing Agent prior to the commencement of such Long Term Rate Period and/or rates established on the Interest Rate Adjustment Date (as defined below) for such Long Term Rate Period and reset at intervals established by the Remarketing Agent with the consent of the Company prior to the commencement of such Long Term Rate Period by reference to a Base Rate established by the Company prior to the commencement of such Long Term Rate Period as adjusted by a Spread, if any, and a Spread Multiplier, if any, established prior to the commencement of such Long Term Rate Period by the Remarketing Agent, in each case as specified below under "-- Interest-Determination of Interest Rates, Spreads and Spread Multipliers" and "-- Determination of Floating Interest Rates."

     Interest on each Remarketed Note during the Initial Interest Rate Period will be payable on the Interest Payment Dates to holders on the applicable Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Record Date during the Initial Interest Rate Period will be the Business Day next preceding the applicable Interest Payment Date during such period. Thereafter, unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates for such Remarketed Note will be determined as follows: (i) interest with respect to each Short Term Rate Period will be payable on the Business Day next following such Short Term Rate Period; and (ii) interest with respect to each Long Term Rate Period will be payable no less frequently than semiannually on such dates as are established by the Remarketing Agent prior to the commencement of each Long Term Rate Period in the case of a fixed interest rate, and as described below under "-- Floating Interest Rates" in the case of a floating interest rate. Also thereafter, unless otherwise specified in the applicable Prospectus Supplement, the Record Date for each Interest Payment Date will be (y) in the case of each Short Term Rate Period, the Business Day next preceding such Interest Payment Date, and (z) in the case of each Long Term Rate Period, the 15th day (whether or not a Business Day) prior to such Interest Payment Date.

     Interest on each Remarketed Note will be computed during the Initial Interest Rate Period as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, (i) interest earned during a Short Term Rate Period and interest earned at a floating rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360 (or over the actual number of days in the year if an applicable Base Rate is the CMT Rate or Treasury Rate), and (ii) interest on Remarketed Notes bearing interest at a fixed rate during a Long Term Rate Period will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

     All percentages resulting from any calculation of floating interest rates on Remarketed Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation of floating interest rates on Remarketed Notes will be rounded to the nearest cent.

     Payments of principal of, and interest on, Remarketed Notes will be made by the Company through the Trustee to the Depositary. See "Book-Entry System" and "-- Purchase and Redemption of Remarketed Notes -- Special Mandatory Purchase."

     Determination of Interest Rates, Spreads and Spread Multipliers. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for each Remarketed Note following the Initial Interest Rate Period will be adjusted by the Remarketing Agent on the first day of each succeeding Interest Rate Period, which must be a Business Day (each, an "Interest Rate Adjustment Date"), and will be the Minimum Interest Rate and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of the Remarketing Agent to produce a par bid in the remarketing of such Remarketed Note for such Interest Rate Period. Each remarketing will take place at the times described below under "-- Interest Rate Modes." The floating interest rate for any Long Term Rate Period for any Remarketed Note will be determined in the manner discussed below under "-- Determination of Floating Interest Rates."

     In the event that (i) the Remarketing Agent for any Remarketed Note has been removed or has resigned and no successor has been appointed, (ii) the Remarketing Agent for such Remarketed Note has failed to announce the appropriate interest rate, Spread or Spread Multiplier, as the case may be, on the Interest Rate Adjustment Date for such Remarketed Note for whatever reason, or (iii) the appropriate interest rate, Spread, Spread Multiplier or Interest Rate Period cannot be determined for such Remarketed Note for whatever reason, then in each case (y) the Interest Rate Period for such Remarketed Note will be converted automatically to a Weekly Rate Period (a Short Term Rate Period described below) and the rate of interest thereon will be equal to the rate per annum announced by The Chase Manhattan Bank (or such other nationally recognized bank located in the United States as the Company may select and notify the Trustee in writing) as its prime lending rate (such rate of interest being referred to herein as the "Special Interest Rate") and (z) such Remarketed Note will be subject to the Special Mandatory Purchase Right. See "-- Purchase and Redemption of Remarketed Notes" below.

     The interest rate on the Remarketed Notes will not exceed the Maximum Interest Rate, which, unless otherwise indicated in the applicable Pricing Supplement, is defined to mean 15% per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

     After any Interest Rate Adjustment Date, any beneficial owner may contact the Trustee or the Remarketing Agent in order to be advised of the interest rate and, in the case of a floating interest rate, Base Rate, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such beneficial owner's Remarketed Notes. Except as described below under "-- Floating Interest Rates" with respect to Remarketed Notes earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) will be sent to beneficial owners.

     The interest rate, Spread (if any) and Spread Multiplier (if any) announced by the Remarketing Agent, as well as the other matters disclosed to holders and prospective purchasers of Remarketed Notes as described below under "-- Determination of Floating Interest Rates," absent manifest error, will be binding and conclusive upon the beneficial owners, the Company and the Trustee.

     Interest Rate Modes

     The Short Term Rate Mode and the Long Term Rate Mode, and conversion from one Interest Rate Mode to another and among Interest Rate Periods within a particular Interest Rate Mode, are described below.

     The times specified below are subject to extension pursuant to standby remarketing arrangements, if any, as described herein and in the applicable Prospectus Supplement. See "-- Remarketing-Interest Rate Adjustment Date; Determination of Interest Rate" below.

     Short Term Rate Mode. The Interest Rate Period for each Remarketed Note in the Short Term Rate Mode will be a Short Term Rate Period, which will be a period of not less than one nor more than 365 consecutive days, as determined by the Company (as described below under "-- Conversion Between Short Term Rate Periods") or, if not so determined, by the Remarketing Agent for such Remarketed Note (in its best judgment in order to obtain the lowest interest cost for such Remarketed Note). Each Short Term Rate Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Remarketed Note, which day must be a Business Day and will be the Interest Rate Adjustment Date for such next Interest Rate Period. The interest rate for any Short Term Rate Period relating to a Remarketed Note will be a fixed rate determined not later than 12:00 p.m., New York City time, on the Interest Rate Adjustment Date for such Short Term Rate Period.

     A Weekly Rate Period is a Short Term Rate Period and will be a period of approximately seven days determined by the Remarketing Agent commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Remarketed Note.

     Long Term Rate Mode. The Interest Rate Period for each Remarketed Note in the Long Term Rate Mode will be a Long Term Rate Period, which will be a period of more than 365 consecutive days and less than the remaining term of such Remarketed Note established by the Company upon fifteen (15) days prior notice to the Remarketing Agent and the Trustee. Each Long Term Rate Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Remarketed Note, which day must be a Business Day and will be the Interest Rate Adjustment Date for such next Interest Rate Period; however, the last day of each Long Term Rate Period must end on the day prior to the last Interest Payment Date for such period. The interest rate for any Long Term Rate Period for a Remarketed Note will be a fixed rate or a floating rate determined not later than 4:00 p.m., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date for such Long Term Rate Period.

     Conversion

     Conversion Between Short Term Rate Periods. Each Remarketed Note in a Short Term Rate Period may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Short Term Rate Period on any Interest Rate Adjustment Date upon receipt by the Remarketing Agent and the Trustee of a notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), from the Company (a "Conversion Notice") prior to 9:30 a.m., New York City time, or the remarketing of such Remarketed Note, whichever later occurs, on such Interest Rate Adjustment Date.

     Conversion from the Short Term Rate Mode to the Long Term Rate Mode. Each Remarketed Note in the Short Term Rate Mode may be converted at the option of the Company to the Long Term Rate Mode on any Interest Rate Adjustment Date upon receipt not less than fifteen (15) days prior to such Interest Rate Adjustment Date by the Remarketing Agent and the Trustee of a Conversion Notice from the Company.

     Conversion Between Long Term Rate Periods or from the Long Term Rate Mode to the Short Term Rate Mode. Each Remarketed Note in a Long Term Rate Period may be remarketed in the same Interest Rate Period or converted at the option of the Company to a different Long Term Rate Period or from the Long Term Rate Mode to the Short Term Rate Mode on any Interest Rate Adjustment Date for such Remarketed Note upon receipt by the Trustee and the Remarketing Agent for such Remarketed Note of a Conversion Notice from the Company not less than fifteen
(15) days prior to such Interest Rate Adjustment Date.

     Conversion Notice. Each Conversion Notice must state each Remarketed Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period (which, if not so stated, shall be the Weekly Rate Period), the date of the applicable conversion (the "Conversion Date") and, with respect to any Long Term Rate Period, any optional redemption terms for each such Remarketed Note. If the Company revokes a Conversion Notice or the Trustee and the Remarketing Agent fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for a Remarketed Note, the Remarketed Note shall be converted automatically to the Weekly Rate Period.

     Revocation or Change of Conversion Notice or Floating Interest Rate Notice

     The Company may, upon written notice (which includes facsimile or appropriate electronic media) received by the Remarketing Agent and the Trustee, revoke any Conversion Notice or Floating Interest Rate

Notice, change any Interest Rate Mode or Interest Rate Period or any optional redemption terms specified in any Conversion Notice or change any Floating Interest Rate Notice not later than (i) 9:30 a.m., New York City time, on the Conversion Date with respect to any attempted conversion of the applicable Remarketed Note to a Short Term Rate Period, or (ii) 4:00 p.m., New York City time, on the third Business Day preceding the Conversion Date with respect to any attempted conversion of the applicable Remarketed Note to, or establishment of a floating interest rate for, a Long Term Rate Period.

     Tender of Remarketed Notes

     Unless otherwise indicated in the applicable Prospectus Supplement, any Remarketed Note bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or the Short Term Rate Mode will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto and, if successfully remarketed, repurchased or redeemed on such date, each beneficial owner tendering Remarketed Notes will not be entitled to further interest thereon after such date. Remarketed Notes will be purchased on the Interest Rate Adjustment Date relating thereto as described below. See "-- Remarketing" below.

     Remarketing

     When any Remarketed Note is tendered for remarketing, the Remarketing Agent therefor will use its reasonable efforts to remarket such Remarketed Note on behalf of the beneficial owner thereof at a price equal to 100% of the principal amount thereof. The Remarketing Agent may purchase tendered Remarketed Notes for its own account in a remarketing, but will not be obligated to do so. The Company may offer to purchase Remarketed Notes in a remarketing, provided that the interest rate established with respect to Remarketed Notes in such remarketing is not different from the interest rate that would have been established if the Company had not purchased such Remarketed Notes. Any Remarketed Notes for which the Company shall have given a notice of redemption to the Remarketing Agent and the Trustee shall not be included in a remarketing.

     Interest Rate Adjustment Date; Determination of Interest Rate. In connection with any Remarketed Note that is being remarketed into a Short Term Rate Period on the next Interest Rate Adjustment Date for such Remarketed Note, by 11:00 a.m., New York City time, on such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Remarketed Note being remarketed to the nearest one hundred-thousandth of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time, and 12:00 p.m., New York City time, the Remarketing Agent and Standby Remarketing Agent (if any) shall use their reasonable efforts to determine the interest rate for any Notes not successfully remarketed as of 11:00 a.m., New York City time.

     In connection with any Remarketed Note that is being remarketed into a Long Term Rate Period on the next Interest Rate Adjustment Date for such Remarketed Note, by 4:00 p.m., New York City time, on the third Business Day preceding such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Remarketed Note to the nearest one hundred-thousandth of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate and the Spread, if any, or the Spread Multiplier, if any, in the case of a floating interest rate; provided, that if for any reason the Remarketing Agent is unable to determine such interest rate by such time, the next Interest Rate Period for such Remarketed Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 a.m., New York City time, on such Interest Rate Adjustment Date.

     In determining the applicable interest rate for any Remarketed Note and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Remarketed Notes of such series tendered or to be tendered on the applicable Interest Rate Adjustment Date and the principal amount of such Remarketed Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Remarketed Notes.

     Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any Remarketed Notes, the Remarketing Agent will notify the Company and the Trustee in writing (which includes facsimile or appropriate electronic media) of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate and the initial Interest Reset Date, the Spread and Spread Multiplier and in each case the Interest Rate Adjustment Date applicable to such Remarketed Notes for the next Interest Rate Period, (ii) the Interest Payment Dates (in the case of Remarketed Notes in the Long Term Rate Mode), (iii) the aggregate principal amount of tendered Remarketed Notes, (iv) the aggregate principal amount of such tendered Remarketed Notes which the Remarketing Agent and the Standby Remarketing Agent, if any, were able to remarket, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon and (v) such other information as the Trustee may require for settlement purposes. Promptly thereafter, the Trustee will transmit to the Depositary, in accordance with the Depositary's procedures in effect from time to time, such information as the Depositary may require.

     By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the Remarketing Agent will advise each purchaser of such Remarketed Notes (or the Depositary participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Remarketed Notes that such purchaser is to purchase.

     As long as the Depositary's nominee holds the certificates representing any Remarketed Notes in the book entry system of the Depositary, no certificates for such Remarketed Notes will be delivered by any selling beneficial owner to reflect any transfer of such Remarketed Notes effected in any remarketing and the following procedures will apply.

     Each purchaser of Remarketed Notes in a remarketing will be required to give instructions to its Depositary participant to pay the purchase price therefor in same day funds to the Remarketing Agent by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date pending delivery of the principal amount of such Remarketed Notes by book entry through the Depositary by the close of business on the Interest Rate Adjustment Date. The Remarketing Agent will make or cause to be made payment of such amount to the Trustee.

     All tendered Remarketed Notes will be automatically delivered to the account of the Trustee, by book entry through the Depositary pending payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

     Subject to receipt of funds from the purchaser or the Company, as the case may be, the Trustee will make payment to the Depositary, which will make payment to the Depositary participant of each beneficial owner tendering Remarketed Notes subject to a remarketing, by book entry through the Depositary by the close of business on the Interest Rate Adjustment Date against delivery through the Depositary of such beneficial owner's tendered Remarketed Notes, of: (i) the purchase price for tendered Remarketed Notes that have been sold in the remarketing, and (ii) if any such Remarketed Notes were purchased pursuant to a Special Mandatory Purchase, the purchase price of such Remarketed Notes plus, in each case, accrued interest, if any to such date.

     The transactions described above for a remarketing of any Remarketed Notes will be executed on the Interest Rate Adjustment Date for such Remarketed Notes through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective Depositary participants will be debited and credited and such Remarketed Notes delivered by book entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing. See "-- Book-Entry System."

     Except as otherwise set forth herein under "-- Purchase and Redemption of Remarketed Notes" below, any Remarketed Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Remarketed Notes in such remarketing, and neither the Remarketing Agent for such Remarketed Notes, the Standby Remarketing Agent, if any, the Trustee nor the Company will be obligated to provide funds to make payment upon any beneficial owner's tender in a remarketing.

     Although tendered Remarketed Notes will be subject to purchase by the Remarketing Agent in a remarketing, the Remarketing Agent will not be obligated to purchase any such Remarketed Notes.

     The remarketing procedures set forth above will apply to all Remarketed Notes except to the extent otherwise indicated in the applicable Prospectus Supplement for such Remarketed Notes. The settlement and remarketing procedures described above, including the notice provisions and provisions for payment by purchasers of tendered Remarketed Notes or for payment to selling beneficial owners of tendered Remarketed Notes, may be modified to the extent required by the Depositary. In addition, the Remarketing Agent may, in accordance with the terms of the Remarketed Notes, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

     Failed Remarketing. Unless otherwise provided in the applicable Prospectus Supplement, any Remarketed Notes not successfully remarketed will be purchased by the Company. By 12:15 p.m., New York City time, on any Interest Rate Adjustment Date, the Remarketing Agent for such Remarketed Notes will notify the Trustee and the Company by telephone, confirmed in writing (which includes facsimile or appropriate electronic media), of the principal amount of Remarketed Notes that such Remarketing Agent and the Standby Remarketing Agent, if any, were unable to remarket on such date. Payment of the principal amount of unremarketed Remarketed Notes by the Company and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. See "-- Purchase and Redemption of Remarketed Notes" below.

     The Remarketing Agreement

     The Company and each Remarketing Agent for Remarketed Notes will enter into a Remarketing Agreement, a form of which will be filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The summaries below are summaries of certain provisions expected to be contained in a Remarketing Agreement and are qualified in their entirety by, the provisions of the Remarketing Agreement which will be described in an applicable prospectus supplement relating to an offering of Remarketed Notes and the actual Remarketing Agreement.

     Fees and Expenses. For its services in determining the interest rate and remarketing Remarketed Notes, the Remarketing Agent will receive from the Company a fee to be determined at the time of execution of the Remarketing Agreement. The Remarketing Agent may pay to selected broker-dealers, including any Standby Remarketing Agent, a portion of any fees it receives from the Company for its services as Remarketing Agent reflecting Remarketed Notes sold through such broker-dealers to purchasers in remarketings.

     Indemnification of Remarketing Agent. The Company will agree to indemnify the Remarketing Agent and the Standby Remarketing Agent against certain liabilities, including liabilities under the Securities Act arising out of or in connection with its duties under the Remarketing Agreement.

     Conditions to the Remarketing Agent's Obligations. The obligation of the Remarketing Agent and any Standby Remarketing Agent to remarket Remarketed Notes and perform its other obligations under the Remarketing Agreement are subject to certain conditions, including (a) the accuracy of certain representations and warranties by the Company and the performance by the Company of its obligations and agreements set forth in the Remarketing Agreement and the distribution agreement relating to the initial sale of such Remarketed Notes; (b) none of the following events shall exist at the time the Remarketing Agent's performance is required: (i) all of the Remarketed Notes for which the Remarketing Agent is responsible shall have been called for redemption or purchased pursuant to a Special Mandatory Purchase; (ii) without the prior written consent of the Remarketing Agent, the Indenture or the Remarketed Notes shall have been amended in any manner, or otherwise contain any provision not contained therein as of their dates, that in the reasonable opinion of the Remarketing Agent materially changes the nature of the Remarketed Notes or remarketing procedures; (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the suspension of trading of the Company's securities on any exchange shall have occurred or a banking moratorium shall have been declared by federal or New York authorities; (iv) any outbreak or escalation of major hostilities, any declaration of war by Congress or any other substantial calamity or emergency shall have occurred; or (v) a material adverse change or any development which could reasonably be expected to result in a material adverse change in the financial condition, results of operations or business affairs of the Company shall have occurred; and (c) between the time at which the interest rate on any Remarketed Note is established and the time at which payment therefor is to be made, the rating of the Remarketed Notes shall not have been downgraded or put on Credit Watch or Watch List with negative implications or withdrawn by a national rating service, the effect of which, in the opinion of the Remarketing Agent, is to affect materially and adversely the market price of the Remarketed Notes or the Remarketing Agent's ability to remarket the Remarketed Notes.

     Replacement of the Remarketing Agent. The Remarketing Agreement will provide that the Company may in its absolute discretion replace the Remarketing Agent by giving 30 days prior notice to the Remarketing Agent and the Trustee, such replacement to be effective upon the Company's appointment of a successor to perform the services of the Remarketing Agent under the Remarketing Agreement. The Remarketing Agreement will also provide that the Company reserves the right to appoint or replace any Standby Remarketing Agent at any time.

     Resignation of the Remarketing Agent. The Remarketing Agreement will also provide that the Remarketing Agent or any Standby Remarketing Agent may resign at any time as Remarketing Agent, such resignation to be effective 30 days after the delivery to the Company and the Trustee of notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Agent. In certain circumstances, including upon the occurrence of any events described in clause (b) or (c) under "-- Conditions to the Remarketing Agent's Obligations" above, a Remarketing Agent may resign effective immediately upon giving notice to the Company and Trustee.

     Purchase and Redemption of Remarketed Notes

     Special Mandatory Purchase. Remarketed Notes which have not been remarketed by 12:15 p.m., New York City time, on an Interest Rate Adjustment Date for such Remarketed Notes will be purchased by the Company pursuant to the Special Mandatory Purchase Right. In such event the Company will deposit same-day funds with the Trustee irrevocably in trust for the benefit of the beneficial owners of Remarketed Notes subject to the Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay 100% of the principal amount of and accrued and unpaid interest, if any, on such Remarketed Notes. Such Remarketed Notes will remain outstanding and enjoy the benefits of the Indenture until such time as the Company delivers certificates for the Remarketed Notes to the Trustee for cancellation or the Trustee otherwise reflects on its records that such funds have been paid in full and has canceled such Remarketed Notes. With respect to any portion of a Remarketed Note purchased pursuant to the Special Mandatory Purchase and remaining outstanding, the Company will provide the Trustee with such instructions and other information as the Trustee may require for settlement purposes.

     Redemption While Remarketed Notes are in the Initial Interest Rate
Period. During the Initial Interest Rate Period for any Remarketed Notes, such Remarketed Notes will be subject to redemption only to the extent provided, and upon the terms set forth, in the applicable Prospectus Supplement.

     Optional Redemption on any Interest Rate Adjustment Date. Unless otherwise provided in the applicable Prospectus Supplement, each Remarketed Note will be subject to redemption at the option of the Company without notice to the holder thereof on any Interest Rate Adjustment Date therefor at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to such date.

     Redemption While Remarketed Notes are in the Long Term Rate Mode. Unless otherwise provided in the applicable Prospectus Supplement, any Remarketed Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to such Long Term Rate Mode.

     Allocation. Except in the case of a Special Mandatory Purchase, if the Remarketed Notes are to be redeemed in part, and as long as the Depositary's nominee holds the certificates representing any Remarketed

Notes, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of Remarketed Notes to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount of such Remarketed Notes to be redeemed from the account of each Depositary participant. After making its determination as described above, the Depositary will give notice of such determination to each Depositary participant from whose account such Remarketed Notes are to be redeemed. Each such Depositary participant, upon receipt of such notice, will in turn determine the principal amount of Remarketed Notes to be redeemed from the accounts of the beneficial owners of such Remarketed Notes for which it serves as Depositary participant, and give notice of such determination to the Remarketing Agent.

     Optional Repayment While Remarketed Notes are in the Initial Interest Rate Period or in the Long-Term Rate Mode. During the Initial Interest Rate Period, Remarketed Notes will be subject to repayment at the options of the holders thereof only to the extent provided, and upon the terms set forth, in the applicable Pricing Supplement. Thereafter, any Remarketed Notes in the Long-Term Rate Mode will be subject to repayment at the option of the holder thereof at the time specified at the time of conversion to such Long-Term Rate Mode. Notwithstanding the foregoing, for any Remarketed Note to be repaid at the option of the holder thereof, a duly completed election form must be received by the Trustee and delivered to the Company not later than fifteen (15) Business Days prior to the next succeeding Interest Rate Adjustment Date for such Remarketed Note. Any Remarketed Note for which the duly completed election form is not so received and delivered by such date will not be repaid by the Company at the option of the holder thereof but will be subject to remarketing on such next succeeding Interest Rate Adjustment Date as otherwise described herein.

     Events of Default

     In addition to the Events of Default set forth under "Description of the Debt Securities -- Events of Default" in the accompanying prospectus, failure by the Company to purchase Remarketed Notes after written notice of a failed remarketing by the Remarketing Agent on behalf of the beneficial owners of such Remarketed Notes in the manner provided in the Remarketed Notes will constitute an Event of Default under the Indenture with respect to such Remarketed Notes.

     If an Event of Default occurs and is continuing with respect to the Remarketed Notes of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Remarketed Notes of such series by all appropriate judicial proceedings.

     The Bank Credit Facility Agreement

     In order to fulfill its obligations under the Special Mandatory Purchase Right, the Company may from time to time, at its option, modify, amend and restate its existing bank credit agreements or enter into one or more credit agreements (the "Bank Credit Facility Agreement") with one or more banks or other credit providers (referred to individually and collectively herein as the "Bank"). The Company will retain the right to replace, add or discharge any or all Banks at any time. Purchasers of the Remarketed Notes should not rely upon the presence of Banks in making an investment decision regarding the Remarketed Notes.

     The Bank's obligation to advance funds may be subject to conditions specified in the Bank Credit Facility Agreement. Unless otherwise indicated in the applicable Prospectus Supplement, such conditions include: availability for borrowing under such credit facility; receipt by the Banks of various documents, certificates and opinions from the Company; the continued accuracy of certain representations and warranties made by the Company in the Bank Credit Facility Agreement; that no event has occurred and is continuing which would constitute an event of default under the Bank Credit Facility Agreement (such events include failure by the Company to pay amounts owing under the Bank Credit Facility Agreement, inaccuracy of representations and warranties when made, failure to perform covenants under the Bank Credit Facility Agreement, failure to pay any debt owing by the Company in excess of $25,000,000, certain events of bankruptcy or insolvency of the Company, an Event of Default under the Indenture or the non-enforceability of certain related documents); and receipt by the Banks of a borrowing request from the Company.

     The Company may indemnify a Bank against certain liabilities arising out of or in connection with its duties under the Bank Credit Facility Agreement. A copy of any such Bank Credit Facility Agreement will be filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The summaries of certain provisions of any Bank Credit Facility Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such Bank Credit Facility Agreement.

     Determination of Floating Interest Rates

     Unless otherwise specified in the applicable Prospectus Supplement, with the consent of the Remarketing Agent, a floating interest rate described below will apply to any Long Term Rate Period for a Remarketed Note specified by the Company upon receipt by the Trustee, the Remarketing Agent for such Remarketed Note and the Depositary of a notice in or confirmed in writing (the "Floating Interest Rate Notice") from the Company not less than fifteen (15) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. Each Floating Interest Rate Notice must identify by CUSIP number or otherwise each Remarketed Note to which it relates and the Long Term Rate Period to which it relates. Each Floating Interest Rate Notice must also state whether the floating interest rate is a Regular Floating Rate, a Floating Rate/Fixed Rate or an Inverse Floating Rate, the Fixed Rate commencement date, if applicable, the Base Rate, the initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Maximum Interest Rate and/or Minimum Interest Rate, if any, as such terms are defined above, under "Floating Rate Notes". If one or more of the applicable Base Rates is LIBOR or the CMT Rate, the Floating Interest Rate Notice will also specify the index currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

     The floating interest rate for any Long Term Rate Period for any Remarketed Note will be determined as follows:

          (i) Unless the floating interest rate is a Floating Rate/Fixed Rate or an Inverse Floating Rate, such floating interest rate will be a Regular Floating Rate and, except as described in the applicable Floating Interest Rate Notice, will be the interest rate determined as described under "-- Floating Rate Notes" above. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on such Remarketed Note will be payable will be reset as of each Interest Reset Date during such Long Term Rate Period.

          (ii) If the floating interest rate is designated as a Floating Rate/Fixed Rate, then, except as described in the applicable Floating Interest Rate Notice, such floating interest rate will be the interest rate determined as described under "-- Floating Rate Notes" above. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on such Remarketed Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period; provided, however, that the interest rate in effect for the period commencing on the Fixed Rate commencement date to the last day of such Long Term Rate Period will be the Fixed Interest Rate if such rate is specified in the applicable Floating Interest Rate Notice or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate commencement date and provided, further, the rate of interest thereon will not reset after the applicable Fixed Rate commencement date.

          (iii) If the floating interest rate is designated as an Inverse Floating Rate, then, except as described in the applicable Floating Interest Rate Notice, such Remarketed Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate thereon will not be less than zero. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on such Remarketed Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Base Rate will be determined in accordance with the applicable provisions described under "-- Floating Rate Notes" above. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day during such Long Term Rate Period shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     The applicable floating interest rate on Remarketed Notes during any Long Term Rate Period will be determined by reference to the applicable Base Rate as may be specified in the applicable Floating Interest Rate Notice; provided, however, in the case of a Floating Rate/Fixed Rate, the interest rate in effect for the period commencing on the Fixed Rate commencement date to the last day of such Long Term Rate Period will be the Fixed Interest Rate, if such rate is specified by the Remarketing Agent or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate commencement date.

     Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long-Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long-Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be immediately preceding Business Day.

     Upon request of the beneficial owner of any Remarketed Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Remarketed Note.

AMORTIZING NOTES

     The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in each such Note.

ORIGINAL ISSUE DISCOUNT NOTES

     The Company may offer Original Issue Discount Notes from time to time. Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. In the event of redemption, repayment or acceleration of maturity in respect of an Original Issue Discount Note, the amount payable to the holder of such Original Issue Discount Note will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption of an Original Issue Discount Note, the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) minus 100% multiplied by the Issue Price specified in such Pricing Supplement, net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event, the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" of an Original Issue Discount Note means an amount equal to (i) the Issue Price thereof, plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Original Issue Discount Note within the meaning of
Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Original Issue Discount Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of such Original Issue Discount Note which has been paid from the date of issue to the date of determination. Certain additional considerations relating to the offering of any Original Issue Discount Notes may be set forth in the applicable Pricing Supplement.

INDEXED NOTES

     Notes may be issued with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, the exchange rate of one or more specified currencies (including a composite currency such as the ECU) relative to an indexed currency or such other price or exchange rate ("Indexed Notes"), as set forth in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal amount on the Maturity Date that is greater than or less than the face amount of the Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in such Indexed Notes will be set forth in the applicable Pricing Supplement.

DUAL CURRENCY NOTES

     "Dual Currency Notes" are Notes as to which the Company has a one-time option, exercisable on a date or dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the currency in which such Note is denominated (the "Face Amount Currency") specified in the applicable Pricing Supplement), in the alternative currency for payment (the "Optional Payment Currency") specified in the applicable Pricing Supplement.

     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the aggregate face amount of the Dual Currency Notes of such issuance, the Face Amount Currency and Optional Payment Currency of such issuance and the exchange rate designated for such issuance (the "Designated Exchange Rate"), which will be a fixed exchange rate used for converting amounts denominated in the Face Amount Currency into amounts denominated in the Optional Payment Currency. Information as to the relative value of the Face Amount Currency compared to the Optional Payment Currency and as to tax considerations associated with an investment in Dual Currency Notes will also be set forth in the applicable Pricing Supplement. The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for such issuance of Dual Currency Notes. Each Option Election Date will be approximately ten calendar days before an Interest Payment Date or the stated maturity date.

     If the Company elects to make scheduled payments in the Optional Payment Currency, the amount payable in such Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the Indenture within two Business Days of the Option Election Date and shall state (i) the Interest Payment Date or stated maturity date and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

     If the Company elects on any Option Election Date specified in the applicable Pricing Supplement to pay in the Optional Payment Currency instead of the Face Amount Currency, payments of interest, premium, if any, and principal made after such Option Election Date may be worth less, at the then-current exchange rate, than if the company had made such payment in the Face Amount Currency. For further information regarding certain risks inherent in Notes denominated in currencies other than U.S. dollars, see "Currency Risks."

     Dual Currency Notes for which either the Face Amount Currency or the Optional Payment Currency is Deutschemarks will be offered and sold by the Company in compliance with then-current rules, regulations and policy statements of the Deutsche Bundesbank.

REDEMPTION

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to maturity or that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity, at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. The Notes will not be subject to any sinking fund. The Company may redeem any of the Notes which are redeemable and remain outstanding, either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. Remarketed Notes may be redeemed at the option of the Company as set forth above under "Remarketed Notes."

REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that the Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     In order for a Note to be repaid, the Paying Agent must receive at least 30 days, but not more than 45 days, prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     Remarketed Notes may be repayable by the Company at the option of the Holder thereof as set forth above under "Remarketed Notes."

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the applicable Trustee for cancellation.

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes having the same Specified Currency, Issue Date, Maturity Date, redemption provisions, repayment provisions, Interest Payment Period and Dates and, in the case of Fixed Rate Notes, interest rate or, in the case of Floating Rate Notes, Base Rate, Initial Interest Rate, Index

Maturity, Interest Reset Period and Dates, Spread of Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any, and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary or such other depositary as is specified in the Pricing Supplement, and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under "Description of the Debt Securities -- Global Securities," will not otherwise be issuable in definitive form. The Depositary currently only accepts Notes which have a Specified Currency of U.S. dollars.

     The Depositary has advised the Company and the Agents as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of the Debt Securities -- Global Securities." The Depositary has confirmed to the Company, the Agents and the Trustees that it intends to follow such procedures.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for the Notes in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not generally offer non-U.S.-dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day (as defined above) preceding the date of delivery of the Notes, or by such other date as determined by the Agent that presents the offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Notes that are denominated in a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any composite currency) in which a purchaser conducts its business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future.

Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency in which a
Note is denominated against the relevant home currency would result in a decrease in the effective yield of such note below its coupon rate, and in certain circumstances could result in a loss to the investor on a home currency basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency on an Interest Payment Date or the Maturity Date with respect to a Note. At present, the Company has identified any currencies and currency units which are freely convertible at the time of issuance of a particular Note as the currencies and currency units in which payments of principal and interest on such Note may be made. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or interest in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that on an Interest Payment Date or Maturity Date with respect to any particular Note, a Specified Currency for such Note would not be available to the Company to make payments of interest and principal then due.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN CURRENCIES (INCLUDING COMPOSITE CURRENCIES) OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Pricing Supplements relating to Notes denominated in a Specified Currency other than the U.S. dollar will contain information concerning historical exchange rates for such Specified Currency against the U.S. dollar, a description of the currency and any exchange controls affecting such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment on a Note is required to be made in a foreign currency and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to such Note shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable Pricing Supplement.

     All determinations referred to above and below made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Exchange Rate Agent shall have no liability therefor.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

NOTES DENOMINATED IN ECU

  The ECU

     Subject to the provisions under "-- Payment in a Component Currency" below, the ECU in which the Notes may be denominated or may be payable is the same as the ECU that is from time to time used as the unit of account of the European Community (the "EC"). Changes to the ECU may be made by the European Communities, in which event the ECU will change accordingly.

     Under Article 109G of the treaty establishing the EC, as amended by the Treaty on European Union (the "Treaty"), the currency composition of the ECU may not be changed. The Treaty contemplates that European monetary union will occur in three stages, the second of which began on January 1, 1994 with the entry into force of the Treaty. The Treaty provides that, at the start of the third stage of European monetary union, the value of the ECU as against the currencies of the member states participating in the third stage will be irrevocably fixed, and the ECU will become a currency in its own right. In contemplation of that third stage, the EC meeting in Madrid on December 16, 1995 decided that the name of that currency will be the "Euro" and that, in accordance with the Treaty, substitution of the Euro for the ECU will be at the rate of one Euro for one ECU. From the start of the third stage of European monetary union, all payments in respect of the Notes denominated or payable in the ECU will be payable in Euro at the rate then established in accordance with the Treaty.

  Payment in a Component Currency

     With respect to each due date for the payment of principal of, premium, if any, or interest on, the Notes, if, on or prior to such due date, the ECU is used neither as the unit of account of the EC nor as a currency in its own right, replacing all or some of the currencies of the member countries of the EC, the Company or its agent shall (in the case of an agent, without liability on its part but after consultation with the Company and having regard to the availability to the Company of the relevant currency) choose a substitute currency (the "Chosen Currency"), which shall be a component currency of the ECU or U.S. dollars, in which all payments to be calculated by reference to or made in ECU due on or after such due date with respect to the Notes shall be made. Notice of the Chosen Currency so selected shall be mailed to registered holders of Notes. The amount of each payment calculated with reference to or made in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency determined as described below, as of the fourth Business Day prior to the date on which such payment is due.

     On or about the first Business Day following the day on which the ECU is used neither as the unit of account of the EC nor as a currency in its own right, replacing all or some of the currencies of the member countries of the EC, the Company or its agent shall (in the case of an agent, without liability on its part but after consultation with the Company and having regard to the availability to the Company of the relevant currency) choose a Chosen Currency in which all payments to be calculated by reference to or made in ECU with respect to Notes having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment calculated with reference to or made in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

     The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components which composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

     The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Brussels time, on the Day of

Valuation, as obtained by the Exchange Rate Agent from one or more major banks, as selected by the Company or its agent, in the country of issue of the component currency in question.

     If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing more than two Business Days in the country of issue before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m., Brussels time, on such Day of Valuation, as obtained by or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company or its agents, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Company or its agent, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of notes denominated in such currency would purchase such currency in order to make payments in respect of such notes.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  Notes Denominated in the Currencies of EC Member Countries

     If, pursuant to the Treaty, all or some of the currencies of the member countries of the EC (including the Austrian schilling, the Belgian franc, the Danish Krone, the Dutch guilder, the Finnish markka, the French franc, the German mark, the Greek drachma, the Irish pound, the Italian lire, the Luxembourg franc, the Portuguese escudo, the Spanish peseta, the Swedish krona and U.K. sterling) are replaced by the Euro, the payment of principal of, or interest on, the Notes denominated in such currencies shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). In addition, the summary does not address amortizing notes or Indexed Notes. The Federal income tax consequences of such Notes will be addressed in the applicable Pricing Supplement. Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate or, for taxable years beginning before 1997, a trust the income of which is subject to United States Federal income taxation regardless of its source, (iv) for taxable years beginning after 1996, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder. As used herein, the term "non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

     Payments of Interest. Payments of "qualified stated interest" on a Note (as defined below) generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Original Issue Discount Notes.

     For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issue of Notes equals the first price to the public at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

     A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The Company will specify the accrual period it intends to use in the applicable Pricing

Supplement, but a holder is not bound by the Company's choice of accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments, if any, allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note, plus the amount of original issue discount allocable to all prior accrual periods, minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Floating Rate Notes are subject to special rules whereby a Floating Rate Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Floating Rate Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Floating Rate Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is an objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Floating Rate Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument," and the interest on such
Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with original issue discount unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period of such a Floating Rate Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Floating Rate Note. Treasury Regulations generally require that such a Floating Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Floating Rate Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

     If a Floating Rate Note does not qualify as a "variable rate debt instrument," then the Floating Rate Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrued based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement or a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Floating Rate Notes that are treated as contingent payment debt instruments will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issues of Notes will be discussed in the applicable Pricing Supplement.

     Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     A Remarketed Note that provides for stated interest at a fixed rate for an initial interval, and provides that on the date immediately following the end of the initial interval (the effective date) the stated interest will be a rate determined under a procedure (such as an auction procedure) so that the fair market value of the instrument on the effective date will be a fixed amount (the reset value) will be treated as a "variable rate debt instrument." Solely for purposes of calculating the accrual of original issue discount, such a Remarketed Note will be treated as (i) maturing on the date immediately preceding the effective date for an amount equal to the reset value; and (ii) reissued on the effective date for an amount equal to the reset value. The Remarketed Notes will not be deemed reissued pursuant to final Treasury Regulations under Section 1001 of the Code.

     Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be subject to special rules regarding short-term debt obligations. Under these rules, a Note will be considered to have discount to the extent the stated redemption price at maturity of the Note exceeds the Note's issue price. For this purpose, all payments, including stated interest, will be included in the stated redemption price at maturity. In general, an individual or other cash method U.S. Holder is not required to accrue such discount currently unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the discount under a constant-yield method (based on daily compounding).

     Market Discount. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or its earlier disposition in a taxable transaction, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as interest income for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by a U.S. Holder on or after the first day of the first taxable year to which such election appears and may be revoked only with the consent of the IRS.

     Premium. If a U.S. Holder purchases a Note for an amount that is greater than its stated redemption price at maturity, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant-yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note.

     Disposition of a Note. Except as discussed above regarding Short-Term Notes and market discount, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note.

     Gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year on the date of disposition. The Taxpayer Relief Act of 1997 reduces the maximum rate to 20% on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rate to 18% on gains recognized in the year 2001 and thereafter for assets held by certain individual taxpayers for more than five years on the date of disposition and who meet specified conditions). Long-term capital gains recognized on the disposition of assets held by individuals for more than one year and up to eighteen months on the date of disposition are treated as "mid-term" gain and taxed at a maximum rate of 28%. Prospective investors should consult their own tax advisors concerning these tax law changes.

NOTES DENOMINATED OR ON WHICH INTEREST IS PAYABLE IN A FOREIGN CURRENCY

     As used herein, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

     Payments of Interest in a Foreign Currency.

     CASH METHOD. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

     ACCRUAL METHOD. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     Purchase, Sale and Retirement of Notes. A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

     Except as discussed above with respect to Short-Term Notes and market discount, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income), will be long-term capital gain or loss taxed at "mid-term" rates if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year and up to eighteen months and will be taxed at long-term rates if the Note has been held for more than eighteen months. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on (i) the date of receipt of such Foreign Currency in the case of a cash basis U.S. Holder and (ii) the date of disposition in the case of an accrual basis U.S. Holder. In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

     Original Issue Discount. In the case of a Discount Note or Short-Term Note,
(i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency -- Accrual Method" above and (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

     Premium and Market Discount. In the case of a Note with market discount,
(i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency -- Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

     With respect to a Note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

     Exchange of Foreign Currencies. A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is (i) a direct or indirect 10% or greater shareholder of the Company, (ii) a controlled foreign corporation related to the Company or (iii) a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. Under recently finalized Treasury regulations (the "Final Withholding Regulations"), the statement requirement referred to above may also be satisfied with other documentary evidence for interest paid after December 31, 1998 with respect to an offshore account or through certain foreign intermediaries.

     If a non-U.S. Holder cannot satisfy the requirements of the exception to withholding described above, payments of premium, if any, and interest (including OID) made to such non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Withholding Regulations, non-U.S. Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a non-U.S. Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest and OID on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including original issue discount) on a Note will be included in such foreign corporation's earnings and profits.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder or such non-U.S. holder is an individual who is present for 183 days or more in the taxable year of sale and certain other conditions are met. Certain other exceptions also may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of an individual who is not a citizen or resident of the United States (as determined for U.S. estate tax purposes) unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by the Company through BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities, Inc., each of whom has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission, which may be in the form of a discount, of .125% to .750% of the principal amount of each Note sold through such Agent, depending upon maturity of the Note, or Initial Interest Rate Period, in the case of Remarketed Notes. Commissions on Notes with a maturity greater than 30 years will be negotiated at the time of sale. The Company may also sell the Notes directly to investors on its behalf. In the case of the sales made directly by the Company no commission will be payable. The Company has agreed to reimburse the Agents for certain expenses.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part.

     The Company may also sell Notes to an Agent as principal. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof, less a percentage equal to the commission applicable to an agency trade of identical maturity. Notes may be resold by an Agent to investors or other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by such Agent at the time of sale, or may be sold to certain dealers as described below. After the initial public offering of Notes to be resold to investors or other purchasers, the public offering price (in the case of Notes to be resold at a fixed offering price), the concession and discount may be changed. In addition, any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by the Agent from the Company.

     The Agents, and certain affiliates thereof, engage in transactions with and perform services for the Company in the ordinary course of business.

     The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933 (the "Act"), or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "Underwriter" within the meaning of the Act.

                                    GLOSSARY

     "Act" has the meaning set forth on page S-37.

     "adjusted issue price" has the meaning set forth on page S-30.

     "Agents" has the meaning set forth on the cover page.

     "Amortized Face Amount" has the meaning set forth on page S-23.

     "Bank" has the meaning set forth on page S-20.

     "Bank Credit Facility Agreement" has the meaning set forth on page S-20.

     "Base Rate" has the meaning set forth on page S-3.

     "Book-Entry Note" has the meaning set forth on the cover page.

     "Business Day" has the meaning set forth on page S-3.

     "Calculation Agent" has the meaning set forth on page S-7.

     "Calculation Date" has the meaning set forth on page S-7.

     "CD Rate" has the meaning set forth on page S-8.

     "CD Rate Note" has the meaning set forth on page S-5.

     "Certificated Note" has the meaning set forth on the cover page.

     "Chosen Currency" has the meaning set forth on page S-27.

     "CMT Rate" has the meaning set forth on page S-8.

     "CMT Rate Note" has the meaning set forth on page S-5.

     "Code" has the meaning set forth on page S-23.

     "Commercial Paper Rate" has the meaning set forth on page S-9.

     "Commercial Paper Rate Note" has the meaning set forth on page S-5.

     "Company" has the meaning set forth on the cover page.

     "Components" has the meaning set forth on page S-27.

     "Composite Quotations" has the meaning set forth on page S-8.

     "Conversion Date" has the meaning set forth on page S-15.

     "Conversion Notice" has the meaning set forth on page S-15.

     "CPDI Regulation" has the meaning set forth on page S-37.

     "Day of Valuation" has the meaning set forth on page S-27.

     "Depositary" has the meaning set forth on the cover page.

     "Designated CMT Maturity Index" has the meaning set forth on page S-9.

     "Designated CMT Telerate Page" has the meaning set forth on page S-9.

     "Designated Exchange Rate" has the meaning set forth on page S-23.

     "Designated LIBOR Page" has the meaning set forth on page S-11.

     "Dual Currency Notes" has the meaning set forth on page S-23.

     "EC" has the meaning set forth on page S-27.

     "ECU" has the meaning set forth on the cover page.

     "Eleventh District Cost of Funds Rate" has the meaning set forth on page S-10.

     "Eleventh District Cost of Funds Rate Note" has the meaning set forth on page S-6.

     "Euro" has the meaning set forth on page S-27.

     "Exchange Rate Agent" has the meaning set forth on page S-4.

     "Face Amount Currency" has the meaning set forth on page S-23.

     "Federal Funds Rate" has the meaning set forth on page S-10.

     "Federal Funds Rate Note" has the meaning set forth on page S-6.

     "Fixed Rate Note" has the meaning set forth on the cover page and S-2.

     "Floating Interest Rate Notice" has the meaning set forth on page S-21.

     "Floating Rate/Fixed Rate" has the meaning set forth on page S-21.

     "Floating Rate Note" has the meaning set forth on the cover page and S-2.

     "Foreign Currency" has the meaning set forth on page S-34.

     "H.15(519)" has the meaning set forth on page S-8.

     "home currency" has the meaning set forth on page S-25.

     "Index" has the meaning set forth on page S-10.

     "Index Maturity" has the meaning set forth on page S-7.

     "Indexed Notes" has the meaning set forth on page S-23.

     "Initial Interest Rate" has the meaning set forth on page S-3.

     "Initial Interest Rate Period" has the meaning set forth on the cover page.

     "Interest Determination Date" has the meaning set forth on page S-7.

     "Interest Payment Date" has the meaning set forth on page S-5 and page S-6.

     "Interest Payment Period" has the meaning set forth on page S-6.

     "Interest Rate Adjustment Date" has the meaning set forth on page S-14.

     "Interest Rate Modes" has the meaning set forth on page S-13.

     "Interest Rate Period" has the meaning set forth on page S-3.

     "Interest Reset Date" has the meaning set forth on page S-6.

     "Interest Reset Period" has the meaning set forth on page S-6.

     "Inverse Floating Rate" has the meaning set forth on page S-21.

     "Issue Price" has the meaning set forth on page S-3.

     "LIBOR" has the meaning set forth on pages S-11.

     "LIBOR Determination Date" has the meaning set forth on page S-7 and page S-11.

     "LIBOR Note" has the meaning set forth on page S-6.

     "LIBOR Telerate" has the meaning set forth on page S-11.

     "London Banking Day" has the meaning set forth on page S-3.

     "Long Term Rate Modes" has the meaning set forth on page S-15.

     "Long Term Rate Periods" has the meaning set forth on page S-13.

     "Market Exchange Rate" has the meaning set forth on page S-4.

     "Maturity Date" has the meaning set forth on page S-3.

     "Maximum Interest Rate" has the meaning set forth on page S-5.

     "Minimum Interest Rate" has the meaning set forth on page S-5.

     "Money Market Yield" has the meaning set forth on page S-10.

     "non-U.S. Holder" has the meaning set forth on page S-29.

     "Notes" has the meaning set forth on the cover page.

     "objective rate" has the meaning set forth on page S-30.

     "Option Election Date" has the meaning set forth on page S-23.

     "Optional Payment Currency" has the meaning set forth on page S-23.

     "Original Issue Date" has the meaning set forth on page S-3.

     "Original Issue Discount Note" has the meaning set forth on page S-3.

     "Paying Agent" has the meaning set forth on page S-4.

     "Pricing Supplement" has the meaning set forth on the cover page.

     "Prime Rate" has the meaning set forth on page S-12.

     "Prime Rate Note" has the meaning set forth on page S-6.

     "qualified floating rate" has the meaning set forth on page S-30.

     "qualified inverse floating rate" has the meaning set forth on page S-30.

     "qualified stated interest" has the meaning set forth on page S-29.

     "Record Date" has the meaning set forth on page S-4.

     "Reference Dealer" has the meaning set forth on page S-9.

     "Regular Floating Rate" has the meaning set forth on page S-21.

     "Remarketing Agent" has the meaning set forth on page S-13.

     "Remarketed Note" has the meaning set forth on page S-3.

     "Reuters Screen USPRIME1 Page" has the meaning set forth on page S-12.

     "Short-Term Notes" has the meaning set forth on page S-32.

     "Short Term Rate Modes" has the meaning set forth on page S-14.

     "Short Term Rate Periods" has the meaning set forth on page S-13.

     "Special Interest Rate" has the meaning set forth on page S-14.

     "Special Mandatory Purchase" has the meaning set forth on page S-19.

     "Specified Currency" means the currency in which a Note is denominated.

     "Spread" has the meaning set forth on page S-5.

     "Spread Multiplier" has the meaning set forth on page S-5.

     "Telerate Page 7058" has the meaning set forth on page S-10.

     "Tranche" has the meaning set forth on page S-23.

     "Treasury bills" has the meaning set forth on page S-12.

     "Treasury Notes" has the meaning set forth on page S-9.

     "Treasury Rate" has the meaning set forth on page S-12.

     "Treasury Rate Note" has the meaning set forth on page S-6.

     "Treaty" has the meaning set forth on page S-27.

     "U.S. Holder" has the meaning set forth on page S-29.

     "Weekly Rate Period" has the meaning set forth on page S-15.

     "Withholding Agent" has the meaning set forth on page S-35.

     "Zero Coupon Note" has the meaning set forth on page S-2.

PROSPECTUS

                                 $1,500,000,000

                             Johnson Controls, Inc.
                Common Stock, Preferred Stock, Debt Securities,
                       Warrants to Purchase Common Stock,
                    Warrants to Purchase Preferred Stock and
                      Warrants to Purchase Debt Securities
                            ------------------------

     Johnson Controls, Inc., a Wisconsin corporation (the "Company"), may from time to time offer in one or more series (i) shares of Common Stock, $.16 2/3 par value per share (the "Common Stock"), (ii) shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), (iii) unsecured debt securities ("Debt Securities"), which may be senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"),
(iv) warrants to purchase Common Stock ("Common Stock Warrants"), (v) warrants to purchase Preferred Stock ("Preferred Stock Warrants") and (vi) warrants to purchase Debt Securities ("Debt Warrants"), with an aggregate public offering price of up to $1,500,000,000, on terms to be determined at the time or times of offering. The Common Stock, Preferred Stock, Debt Securities, Common Stock Warrants, Preferred Stock Warrants and Debt Warrants (collectively referred to herein as the "Offered Securities") may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

     All specific terms of the offering and sale of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, when applicable: (i) in the case of Common Stock, any public offering price and the aggregate number of shares offered; (ii) in the case of Preferred Stock, the specific class, series, title, any dividend, liquidation, redemption, conversion, voting and other rights, any dividend payment dates, any sinking fund provisions, the aggregate number of shares offered and any public offering price; (iii) in the case of Debt Securities, the specific title, aggregate principal amount, ranking as Senior Debt Securities or Subordinated Debt Securities, currency, form (which may be registered or bearer or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, terms for redemption at the option of the Company or repayment at the option of the holder thereof, terms for sinking fund payments, terms for conversion into Common Stock or Preferred Stock and any public offering price; (iv) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability features; (v) in the case of Preferred Stock Warrants, description of the Preferred Stock for which each warrant will be exercisable and the duration, offering price, exercise price and detachability features; and (vi) in the case of Debt Warrants, description of the Debt Securities for which each warrant will be exercisable and the duration, offering price, exercise price and detachability features.

     The applicable Prospectus Supplement will also contain information, when applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by that Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in or will be calculable from the information set forth in the applicable Prospectus Supplement. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of those Offered Securities. See "Plan of Distribution" for possible indemnification arrangements with underwriters, dealers and agents.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

 This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by a Prospectus Supplement.

                            ------------------------


                                  May 2, 1997

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR AN APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

     IN CONNECTION WITH THIS OFFERING, UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or at the Commission's worldwide web site at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement as permitted by the rules and regulations of the Commission. For information with respect to the Company and the Offered Securities, reference is hereby made to such Registration Statement. The Registration Statement may be inspected without charge by anyone at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees, or at the Commission's worldwide web site. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission (File No. 1-5097) are incorporated herein by reference:

           (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

           (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996;

          (iii) the Company's Current Reports on Form 8-K filed October 4, 1996, December 10, 1996 and March 10, 1997 (two reports) (which financial statements have been restated to give effect to the reclassification of the Plastic Container division as a discontinued operation and for the stock split distributed on March 31, 1997 to shareholders of record on March 7, 1997) (see "Recent Developments"); and

          (iv) Item 1 of the Company's Registration Statement on Form 8-A, dated November 30, 1994, relating to a description of the Company's Common Stock Purchase Rights.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein other than exhibits to such document unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to Secretary, Johnson Controls, Inc., 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, telephone (414) 228-1200.

                                  THE COMPANY

     The Company operates in two business segments, automotive and controls. The automotive segment is primarily engaged in the design and manufacture of complete seat systems, seating components and interior systems for cars, light trucks and vans and the manufacture of automotive batteries for the replacement and original equipment markets. The controls segment is primarily engaged in the installation and service of control systems, the retrofit and service of mechanical equipment and other systems in non-residential buildings, and for on-site integrated facility management services.

     The Company was founded in 1885 as the Johnson Electric Service Company. The Company's principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209 and its phone number is (414) 228-1200.

                              RECENT DEVELOPMENTS

     On October 1, 1996, the Company acquired Prince Holding Corporation ("Prince"), a privately held automotive interiors supplier based in Holland, Michigan. Prince is a major supplier of interior systems and components, including overhead systems and consoles, door panels, floor consoles, visors and armrests. Its products are included in 80 vehicle platforms, primarily for domestic sales. The stated purchase price of the acquisition was $1.35 billion, less assumed debt and other liability adjustments.

     On December 6, 1996, the Company and Schmalbach-Lubeca AG/Continental Can Europe (a member of the VIAG Group "Schmalbach-Lubeca") signed a definitive agreement pursuant to which Schmalbach-Lubeca would purchase the Plastic Container division of the Company. The transaction was completed on February 28, 1997. The Company recorded a gain on the sale of the Plastic Container division of $135 million before tax ($69 million or $.76 per fully diluted share, after-tax).

     On January 22, 1997, the Company's Board of Directors authorized a two-for-one stock split of the Common Stock distributed on March 31, 1997 to shareholders of record on March 7, 1997. All share and per share information presented in this Prospectus gives effect to the stock split.

     In the second quarter of 1997, the Company recorded a restructuring charge, including related asset writedowns, of $70.0 million ($40.3 million or $.48 per primary share and $.44 per fully diluted share, after-tax). Details of the restructuring charge are as follows (in millions):

Writedown of long-lived assets..............................  $43.6
Employee severance and termination benefits.................   10.7
Other.......................................................   15.7
                                                              -----
                                                              $70.0
                                                              =====

     The restructuring initiatives involve the Company's automotive and controls groups and include four plant closings and the elimination of certain underperforming business lines which will result in workforce reductions of approximately 650 employees and the writedown of certain long-lived assets, including goodwill. These actions, which will take place in both the United States and Europe, resulted in restructuring charges of $37.0 million and $33.0 million for the automotive and controls groups, respectively. The automotive group charges primarily relate to its European business where certain manufacturing capacity is being eliminated or realigned with future customer sourcing requirements, and product development resources are being consolidated. Most significantly, the Company has decided to close a complete seat manufacturing facility located in Belgium due to the announcement by Renault of the closure of its automobile manufacturing operations in that country. In addition, the Company is converting a facility in Portugal from a specialized seat cushion to a new foam operation as a result of the loss of certain General Motors business in Spain. Within the controls group, the Company is divesting of a business which provides low-end maintenance services as it no longer provides a means of penetrating more lucrative markets. In addition, the Company has exited a domestic cable installation activity.

     For plants to be closed and business lines eliminated, the tangible assets to be disposed of have been written down to their estimated fair value, less cost of disposal. All intangible asset carrying values associated with the plant closings and elimination of business lines have been eliminated. The write-down of long-lived assets of $43.6 million approximates the carrying value of those assets as fair value of the tangible assets less costs to sell is negligible. Considerable management judgment is necessary to estimate fair value, accordingly, actual results could vary significantly from such estimates.

     The cash and noncash elements of the restructuring charge approximate $15.6 million and $54.4 million, respectively. It is expected that these restructuring actions will be substantially completed by the end of fiscal 1997.

                                USE OF PROCEEDS

     Except as may be otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include repurchases of outstanding long-term debt, capital expenditures, investments in subsidiaries, working capital, repayment of borrowings under bank credit agreements and financing of acquisitions. The Company currently has no commitments or agreements to make any acquisitions.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     The Company may offer under this Prospectus Common Stock, Preferred Stock, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, or Debt Warrants or any combination of the foregoing, either individually or as units consisting of two or more Offered Securities. The aggregate offering price of Offered Securities offered by the Company by a Prospectus Supplement will not exceed $1,500,000,000. If Offered Securities are offered as units, the terms of the units will be set forth in a Prospectus Supplement.

                        DESCRIPTION OF THE COMMON STOCK

GENERAL

     The Company's Restated Articles of Incorporation (the "Articles of Incorporation") authorize the Company to issue up to 300,000,000 shares of Common Stock. As of March 7, 1997, there were 83,703,952 shares of Common Stock issued and outstanding. In addition, up to 8,383,504 shares have been reserved as of March 7, 1997 for issuance upon the exercise of options and awards under the Company's incentive compensation plans. The shares of Common Stock are listed on the New York Stock Exchange under the symbol "JCI." Firstar Trust Company, Milwaukee, Wisconsin is the transfer agent and registrar of the shares of Common Stock. The shares of Common Stock currently outstanding are fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL") regarding personal liability of shareholders for all debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case. The shares of Common Stock offered by a Prospectus Supplement, upon issuance against full consideration therefor, will be fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL regarding personal liability of shareholders for all debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case.

DIVIDENDS

     After all dividends on all series of Preferred Stock have been paid or declared and set apart for payment, the holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company (the "Board of Directors"), in its discretion, out of funds legally available therefor.

DISSOLUTION

     In the event of the dissolution of the Company, after distribution to the holders of all shares of Preferred Stock which are entitled to a preference over the holders of Common Stock of the full preferential amounts to which they are entitled, the holders of Common Stock are entitled to share ratably in the distribution of the remaining assets of the Company.

VOTING RIGHTS OF COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share of Common Stock held on all questions on which shareholders of the Company are entitled to vote, and vote together share for share with the holders of Preferred Stock as one class, except as provided under Wisconsin law or in the Articles of Incorporation.

PRE-EMPTIVE RIGHTS

     No holder of any class of stock of the Company has any pre-emptive or preferential rights to subscribe for or purchase any of the unissued shares of stock of the Company, or any stock of the Company purchased by the Company, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Company or any right to subscribe for any of the foregoing, other than such, if any, as the Board of Directors in its discretion may from time to time determine.

CERTAIN PROVISIONS OF ARTICLES OF INCORPORATION, BY-LAWS AND WISCONSIN LAW

  General

     Certain provisions adopted by the Company in its Articles of Incorporation and By-laws and certain provisions of the WBCL might discourage certain types of transactions that involve an actual or threatened change of control of the Company.

  Voting Requirement in Connection with Certain Transactions; Voting Power

     The Articles of Incorporation provide that, except as set forth below, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Company entitled to vote in elections of directors, considered as one class, is required (i) for the adoption of any agreement for the merger or consolidation of the Company with or into any other corporation or (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of the assets of the Company to, or any sale, lease, exchange, mortgage, pledge, other disposition to the Company or any subsidiary thereof in exchange for securities of the Company of any assets of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of the Company entitled to vote in elections of directors considered as one class. Such affirmative vote or consent is in addition to the vote or consent of the holders of stock of the Company otherwise required by law, the Articles of Incorporation or any agreement between the Company and any national securities exchange.

     Any corporation, person or other entity will be deemed to be the beneficial owner of any shares of stock of the Company (A) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above), by any other corporation, person or entity with which it or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Exchange Act, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Company, or which is its "affiliate" or "associate." The outstanding shares of any class of stock of the Company will include shares deemed owned through application of clauses (A) and
(B) above but will not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     The Board of Directors has the power to determine, on the basis of information known to it, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of the Company entitled to vote in elections of directors, (ii) a corporation, person or entity is an

"affiliate" or "associate" of another and (iii) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination will be conclusive and binding.

     The foregoing provisions are not applicable to (i) any merger or consolidation of the Company with or into any other corporation, or any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of the assets of the Company to, or any sale, lease, mortgage, pledge or other disposition to the Company or any subsidiary thereof in exchange for securities of the Company of any assets of, any other corporation, person or other entity, if the Board of Directors of the Company by resolution has approved a memorandum of understanding with such other corporation, person or other entity, with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity has become a beneficial owner of more than 10% of the shares of stock of the Company entitled to vote in elections of directors or (ii) any merger or consolidation of the Company with, or any sale, lease, exchange, mortgage, pledge or other disposition to the Company or any subsidiary thereof of any assets of any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Company and its subsidiaries.

     No amendment to the Articles of Incorporation may amend, alter, change or repeal any of the foregoing provisions, unless the amendment effecting such amendment, alteration, change or repeal receives the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Company entitled to vote in elections of directors, considered as one class.

     Sections 180.1140 to 180.1144 of the WBCL contain certain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, including the Company, and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before such shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the WBCL contain special voting provisions applicable to certain business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the WBCL imposes special voting requirements on certain share repurchases effected at a premium to the market and on certain asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have such provision apply to the corporation.

     Section 180.1150 of the WBCL provides that the voting power of shares of Wisconsin corporations, including the Company, held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the Company or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

  Number and Tenure of Board of Directors; Special Meetings

     The By-laws provide that the Board of Directors is composed of thirteen directors divided into three classes, consisting of four members in two classes and five members in one class. A director may be removed from office by shareholders prior to the expiration of his or her term but only (i) at a special meeting called for the purpose of removing the director, (ii) by the affirmative vote of two-thirds of the outstanding shares entitled to vote for the election of such director and (iii) for cause; provided, however, that if the Board of Directors, by resolution adopted by the affirmative vote of at least two-thirds of the directors then in office plus one director recommends removal of a director, then the shareholders may remove such director without cause by the vote described above. A special meeting of shareholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors, and shall be called by the Chairman of the Board of Directors or the President upon the demand of the holders of record of shares representing at least 10% of all of the votes entitled to be cast at the special meeting.

     The affirmative vote of (i) shareholders possessing at least four-fifths of the voting power of the outstanding shares of all classes of stock of the Company generally possessing voting rights in elections for directors, considered as one class (subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation) or (ii) at least two-thirds of the directors then in office plus one director, is required to amend, alter, change or repeal the provisions of the By-laws described under "Number and Tenure of Board of Directors."

COMMON STOCK PURCHASE RIGHTS

     The Company entered into a Rights Agreement (the "Rights Agreement") with Firstar Trust Company and, effective as of November 30, 1994 (the "Record Date"), declared a dividend of one common share purchase right (a "Right") for each share of Common Stock outstanding. The Company also authorized and directed the issuance of one Right with respect to each share of Common Stock outstanding between the Record Date and the earliest of the Distribution Date (as defined below), the time at which the Rights are redeemed as provided in the Rights Agreement and November 30, 2004. Each share of Common Stock offered by a Prospectus Supplement will have attached thereto one Right. Unless the context otherwise requires, all references to the Common Stock in this Prospectus include the accompanying Rights.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or public announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by certificates for shares of Common Stock.

     Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights are transferable only with the Common Stock. The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock. Each Right entitles the registered holder to purchase from the Company one share of Common Stock from the Company at a price of $87.50 per share (the "Purchase Price"), subject to adjustment. The Rights will expire on November 30, 2004, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction having a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.005 per Right (the "Redemption Price").

     The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to lower certain thresholds described herein to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will not have any rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                       DESCRIPTION OF THE PREFERRED STOCK

     The Articles of Incorporation authorize the Board of Directors to direct the issuance of up to 2,000,000 shares of Preferred Stock in one or more series and with such rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors pursuant to articles of amendment to the Articles of Incorporation without any further vote or action by the Company's shareholders, provided that the aggregate liquidation preference of all shares of Preferred Stock outstanding may not exceed $100,000,000. As of March 7, 1997, the Board of Directors had designated 2,000 shares of the Preferred Stock as Series D Convertible Preferred Stock, with an aggregate liquidation preference of $2,000 (the "Series D Preferred Stock"). As of March 7, 1997, 296.471 shares of Series D Preferred Stock were issued and outstanding. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

     The shares of Preferred Stock offered by a Prospectus Supplement, upon issuance against full consideration therefor, will be fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL regarding personal liability of shareholders for all debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles of amendment to the Articles of Incorporation relating to that series. The related Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

     The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by articles of amendment to the Articles of Incorporation relating to such series. A Prospectus Supplement, relating to each series, will specify the terms of the Preferred Stock as follows:

          (a) The maximum number of shares to constitute the series and the distinctive designation thereof;

          (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate;

          (c) The price at and the terms and conditions on which the shares of the series may be redeemed;

          (d) The liquidation preference, if any, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of the Company;

          (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of Common Stock, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether such conversion is mandatory or optional; and

          (g) The voting rights, if any, of the shares of the series.

DIVIDENDS

     The holders of Preferred Stock shall be entitled to receive dividends at the rate per annum set by the Board of Directors, payable quarterly on the last day of March, June, September, and December in each year for the respective calendar quarter ending on such dates ("Dividend Periods"), when and as declared by the Board of Directors. Such dividends shall accrue on each share of Preferred Stock from the first day of the Dividend Period in which such share is issued or from such other date as the Board of Directors may fix for such purpose. All dividends on Preferred Stock shall be cumulative so that if the Company shall not pay or set apart for payment the dividend, or any part thereof, for any Dividend Period, on the Preferred Stock then issued and outstanding, such deficiency in the dividend on the Preferred Stock shall thereafter be fully paid or declared and set apart for payment, but without interest, before any dividend shall be paid or declared and set apart for payment on the Common Stock. The holders of Preferred Stock shall not be entitled to participate in any other or additional earnings or profits of the Company, except for such premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up of the Company.

     Any dividend paid upon the Preferred Stock at a time when any accrued dividends for any prior Dividend Period are delinquent shall be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest Dividend Period for which dividends are then wholly or partly delinquent, and shall be so designated to each shareholder to whom payment is made. No dividends shall be paid upon any shares of any series of Preferred Stock for a current Dividend Period unless there shall have been paid or declared and set apart for payment dividends required to be paid to the holders of each other series of Preferred Stock for all past Dividend Periods of such other series. If any dividends are paid on any of the Preferred Stock with respect to any past Dividend Period at any time when less than the total dividends then accumulated and payable for all past Dividend Periods on all of the Preferred Stock then outstanding are to be paid or declared and set apart for payment, then the dividends being paid shall be paid on each series of Preferred Stock in the proportions that the dividends then accumulated and payable on each series for all past Dividend Periods bear to the total dividends then accumulated and payable for all such past Dividend Periods on all outstanding Preferred Stock.

LIQUIDATION, DISSOLUTION OR WINDING UP

     In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Company in money or money's worth the liquidation preference with respect to that series of Preferred Stock, together with all accrued but unpaid dividends thereon (whether or not earned or declared), before any of such assets shall be paid or distributed to holders of Common Stock. In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, if the assets shall be insufficient to pay the holders of all of the series of Preferred Stock then outstanding the full amounts to which they may be entitled, the holders of each outstanding series shall share ratably in such assets in proportion to the amounts which would be payable with respect to such series if all amounts payable thereon were paid in full. The consolidation or merger of the Company with or into any other corporation, or a sale of all or any part of its assets, shall not be deemed a liquidation, dissolution or winding up of the Company within the meaning of this paragraph.

REDEMPTION

     Except as otherwise provided with respect to a particular series of Preferred Stock, the following general redemption provisions shall apply to each series of Preferred Stock.

     On or prior to the date fixed for redemption of a particular series of Preferred Stock or any part thereof as specified in the notice of redemption for such series, the Company shall deposit adequate funds for such redemption, in trust for the account of holders of such series, with a bank having trust powers or a trust company in good standing, organized under the laws of the United States or the State of Wisconsin doing business in the State of Wisconsin and having capital, surplus and undivided profits aggregating at least $1,000,000, and if the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account shall have been stated in such notice of redemption, then from and after the mailing of such notice and the making of such deposit the shares of such series called for redemption shall no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to the Company shall cease and terminate except only the right of the holders of such shares (i) to transfer such shares prior to the date fixed for redemption, (ii) to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and (iii) on or before the close of business on the fifth day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired. Any moneys so deposited by the Company which shall remain unclaimed by the holders of the shares called for redemption and not converted shall, at the end of six years after the date fixed for redemption, be paid to the Company upon its request, after which repayment the holders of the shares called for redemption shall no longer look to such bank or trust company for the payment of the redemption price but shall look only to the Company or to others, as the case may be, for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may be forfeited in the manner and with the effect provided under Wisconsin law. Any portion of the moneys so deposited by the Company, in respect of shares of Preferred Stock called for redemption that are converted into Common Stock, shall be repaid to the Company upon its request.

     In case of redemption of only a part of a series of Preferred Stock, the Company shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata.

CONVERSION RIGHTS

     Except as otherwise provided with respect to a particular series of Preferred Stock, the following general conversion provisions shall apply to each series of Preferred Stock that is convertible into Common Stock.

     All shares of Common Stock issued upon conversion shall be fully paid and nonassessable, and shall be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable Wisconsin law.

     The number of shares of Common Stock issuable upon conversion of a particular series of Preferred Stock at any time shall be the quotient obtained by dividing the aggregate conversion value of the shares of such series surrendered for conversion, by the conversion price per share of Common Stock then in effect for such series. The Company shall not be required, however, upon any such conversion, to issue any fractional share of Common Stock, but in lieu thereof the Company shall pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share at the rate of the then market value per share of Common Stock which for such purposes shall mean the last reported sale price of Common Stock on the New York Stock Exchange. Shares of Preferred Stock shall be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates therefor, duly endorsed, together with written notice by the holder of his election to convert the same.

     The basic conversion price per share of Common Stock for a series of Preferred Stock, as fixed by the Board of Directors, shall be subject to adjustment from time to time as follows:

          (i) In case the Company shall (A) pay a dividend or make a distribution to all holders of outstanding shares of Common Stock as a class in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a larger number of shares, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, the basic conversion price per share of Common Stock in effect immediately prior thereto shall be adjusted retroactively so that the holder of each outstanding share of each series of Preferred Stock which by its terms is convertible into Common Stock shall thereafter be entitled to receive upon the conversion of such share the number of shares of Common Stock which such holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such series been converted immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments shall be made successively whenever any event described in this clause (i) shall occur.

          (ii) In case the Company shall issue to all holders of Common Stock as a class any rights or warrants enabling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per share of Common Stock in effect immediately prior thereto for each series of Preferred Stock which by its terms is convertible into Common Stock shall be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator shall be the sum of number of shares of Common Stock outstanding at such record date and the number of shares of Common Stock which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at such record date and the number of additional shares of Common Stock so offered for subscription or purchase. An adjustment made pursuant to this clause (ii) shall become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments shall be made successively whenever any event described in this clause (ii) shall occur.

          (iii) In case the Company shall distribute to all holders of Common Stock as a class evidences of its indebtedness or assets (other than cash dividends), the basic conversion price per share of Common Stock in effect immediately prior thereto for each series of Preferred Stock which by its terms is convertible into Common Stock shall be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator shall be the difference between the current market price per share of Common Stock at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board of Directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one share of Common Stock and of which the denominator shall be the current market price per share of Common Stock. An adjustment made pursuant to this clause
     (iii) shall become effective retroactively immediately after such record date. Such adjustments shall be made successively whenever any event described in this clause (iii) shall occur.

     For the purpose of any computation under clause (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the high and low sales prices of the Common Stock, as reported in the New York Stock Exchange -- Composite Transactions (or such other principal market quotation as may then be applicable to such Common Stock) for each of the 30 consecutive trading days commencing 45 trading days before such date.

     No adjustment shall be made in the basic conversion price for any series of Preferred Stock in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that anything to the contrary in the foregoing notwithstanding any adjustment required for purposes of making the computations described above shall be made not later than the earlier of (x) 3 years after the effective date described above for such adjustment or (y) the date as of which such adjustment would require an increase or decrease of at least 3% in the aggregate number of shares of Common Stock issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     In the case of any capital reorganization or reclassification of Common Stock, or if the Company shall consolidate with or merge into, or sell or dispose of all or substantially all of its property and assets, to any other corporation, proper provisions shall be made as part of the terms of such capital reorganization, reclassification, consolidation, merger or sale that any shares of a particular series of Preferred Stock at the time outstanding shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of a particular series would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

     No adjustment with respect to dividends upon any series of Preferred Stock or with respect to dividends upon Common Stock shall be made in connection with any conversion.

     Whenever there is an issue of additional shares of Common Stock requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a series of Preferred Stock, the Company shall file with its transfer agent or agents and at its principal office in Milwaukee, Wisconsin, a statement signed by the President or a Vice President and by the Treasurer or Assistant Treasurer of the Company, describing specifically such issue of additional shares of Common Stock or such other event (and, in the case of a capital reorganization, reclassification, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever there are issued by the Company to all holders of Common Stock as a class any rights or warrants enabling them to subscribe for or purchase shares of Common Stock, the Company shall also file in like manner a statement describing the same and the consideration receivable by the Company therefrom. The statement so filed shall be open to inspection by any holder of record of shares of any series of Preferred Stock.

     The Company shall at all times have authorized and shall at all times reserve and set aside a sufficient number of duly authorized shares of Common Stock for the conversion of all stock of all then outstanding series of Preferred Stock which are convertible into Common Stock.

REISSUANCE OF SHARES

     Any shares of Preferred Stock retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, shall thereafter have the status of authorized but unissued shares of Preferred Stock, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of Preferred Stock.

VOTING RIGHTS

     Holders of Preferred Stock shall be entitled to one vote for each share held on all questions on which shareholders of the Company are entitled to vote and shall vote together share for share with the holders of Common Stock as one class, except as otherwise provided by law or as described below or as otherwise determined by the Board of Directors at the time of the establishment of such series of Preferred Stock.

     Whenever dividends payable on any series of Preferred Stock shall be in arrears in an aggregate amount equivalent to six full quarterly dividends on the shares of all of the Preferred Stock of that series then outstanding, the holders of Preferred Stock of that series shall have the exclusive and special right, voting separately as a class, to elect two directors of the Company, and the number of directors constituting the Board of Directors shall be increased to the extent necessary to effectuate such right. Whenever such right of the holders of any series of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of the holders of such series of the Preferred Stock, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of any series of the Preferred Stock voting separately as a class to elect members of the Board of Directors of the Company shall continue until such time as all dividends accumulated on such series of the Preferred Stock shall have been paid in full, at which time the special right of the holders of such series of the Preferred Stock to vote separately as a class for the election of directors shall terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

     At any time when such special voting power shall have vested in the holders of any series of the Preferred Stock as described in the preceding paragraph, a proper officer of the Company shall, upon the written request of the holders of record of at least 10% of such series of the Preferred Stock then outstanding addressed to the Secretary of the Company, call a special meeting of the holders of such series of the Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date in such place as may be designated pursuant to the By-laws (or if there be no designation, at the principal office of the Company in Milwaukee, Wisconsin). If such meeting shall not be called by the proper officers of the Company within 20 days after personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States by registered or certified mail addressed to the Secretary of the Company at its principal office, then the holders of record of at least 10% of such series of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held in Milwaukee, Wisconsin. Notwithstanding the foregoing, no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

     At any annual or special meeting at which the holders of any series of the Preferred Stock shall have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 33 1/3% of such series of the Preferred Stock shall be required to constitute a quorum of such series for the election of any director by the holders of such series as a class. At any such meeting or adjournment thereof,
(A) the absence of a quorum of such series of the Preferred Stock shall not prevent the election of directors other than those to be elected by such series of the Preferred Stock voting as a class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by such series of the Preferred Stock voting as a class and (B) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time until a quorum shall be present, without notice other than announcement at the meeting.

     During any period in which the holders of any series of the Preferred Stock have the right to vote as a class for directors as described above, any vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the series or class of stock which elected the directors whose office shall have become vacant. During such period the directors so elected by the holders of any series of the Preferred Stock shall continue in office (A) until the next succeeding annual meeting or until their successors, if any, are elected by such holders and qualify, or (B) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such series of the Preferred Stock to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any series of the Preferred Stock to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such series shall terminate.

     The affirmative vote or written consent of the holders of record of at least two-thirds of the outstanding shares of a series of the Preferred Stock shall be a prerequisite of the right of the Company:

          (A) To create any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to such series of the Preferred Stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up; or

          (B) To change the designations, preferences, limitations, or relative rights of the outstanding shares of such series of Preferred Stock in any manner prejudicial to the holders thereof.

     The affirmative vote or written consent of the holders of a majority of the outstanding shares of each series of Preferred Stock shall be a prerequisite to the right of the Company to authorize any shares of Preferred Stock in excess of 2,000,000 shares or any other shares ranking on a parity with Preferred Stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up.

RESTRICTIONS IN EVENT OF DEFAULT IN DIVIDENDS ON PREFERRED STOCK

     If at any time the Company shall have failed to pay dividends in full on the Preferred Stock, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the Preferred Stock outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time the Company shall have failed to pay in full amounts payable with respect to any obligations to retire shares of the Preferred Stock, thereafter and until such amounts shall have been paid in full or set apart in trust for payment (a) the Company, without the affirmative vote or consent of the holders of at least 66 2/3% of the Preferred Stock at the time outstanding given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the Preferred Stock shall vote separately as a class, regardless of series, shall not redeem less than all of the Preferred Stock at such time outstanding; (b) the Company shall not purchase any Preferred Stock except in accordance with a purchase offer made in writing to all holders of Preferred Stock of all series upon such terms as the Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided that (i) the Company, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the Company from completing the purchase or redemption of shares of Preferred Stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and (c) the Company shall not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation.

SERIES D PREFERRED STOCK

  General

     The shares of Series D Preferred Stock have a stated value ("Stated Value") of $512,000 per share.

     Shares of Series D Preferred Stock may be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Company. In the event of any transfer of shares of Series D Preferred Stock, including a distribution to participants of an employee benefit plan, to any person other than the Company or the trustee of any such plan, the shares of Series D Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, shall be automatically converted into shares of Common Stock, as described below; provided, however, that the pledge of Series D Preferred Stock as collateral under any credit agreement for the financing or refinancing of the initial purchase of the Series D Preferred Stock by such employee stock ownership plan or other employee benefit plan of the Company shall not constitute a transfer for purposes of this paragraph.

     See "Description of the Common Stock -- Certain Provisions of Articles of Incorporation, By-laws and Wisconsin Law."

  Dividends and Distributions

     The holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $39,680 per share per annum (subject to adjustment), and no more, payable quarterly in arrears on the last day of March, June, September and December of each year (each a "Dividend Payment Date"). Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

     So long as any Series D Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series D Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series D Preferred Stock dividends for all dividend payment periods of the Series D Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series D Preferred Stock, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment period. So long as any Series D Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series D Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series D Preferred Stock ("Junior Stock") until full cumulative and unpaid dividends on the Series D Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company or (y) in exchange solely for shares of any other Junior Stock. Subject to the foregoing provisions, the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any other Junior Stock or Parity Stock, and may purchase or otherwise redeem any of the Junior Stock or Parity Stock or any warrants, rights, or options or other securities exercisable for or convertible into any of the Junior Stock or Parity Stock and the holders of shares of the Series D Preferred Stock shall not be entitled to share therein.

  Voting Rights

     The holders of Series D Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of the Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series D Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote. Whenever the "Conversion Ratio" (as defined below) is adjusted, the voting rights of the Series D Preferred Stock shall also be similarly adjusted.

  Liquidation, Dissolution or Winding-Up

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series D Preferred Stock shall be entitled to receive out of assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series D Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series D Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Company, liquidating distributions in an amount per share equal to the par value of a share of Series D Preferred Stock ($1.00) plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. After payment of the full amount to which they are entitled as described by the foregoing provisions, the holders of shares of Series D Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

  Conversion into Common Stock

     A holder of shares of Series D Preferred Stock shall be entitled at any time, but not later than the close of business on the date fixed for redemption of such shares, to cause any or all of such shares to be converted into shares of Common Stock, at a conversion rate equal to twenty thousand (20,000) shares of Common Stock for each one share of Series D Preferred Stock, subject to adjustment (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the "Conversion Ratio"); provided, however, that, in no event shall the Conversion Ratio be greater than the Stated Value divided by the par value of one share of Common Stock.

  Redemption At the Option of the Company

     The Series D Preferred Stock shall be redeemable, in whole or in part, at the option of the Company beginning on June 1, 1996 at a price of 103.10% of the Stated Value of such shares, declining to a price of 100% of the Stated Value after June 1, 2000, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made at the option of the Company in cash or shares of Common Stock, or a combination thereof.

     In the event (i) there is a change in the federal income tax laws of the United States or a determination by a court of competent jurisdiction, in either case, which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series D Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date shares of Series D Preferred Stock are initially issued, or (ii) the Johnson Controls, Inc. Savings and Investment Plan, as the same may be amended, or any successor plan (the "Plan") is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code, the Company may, in its sole discretion, elect to redeem any or all of the shares of Series D Preferred Stock for the Stated Value thereof plus accrued and unpaid dividends.

  Redemption at the Option of the Holder

     Subject to the restrictions of the WBCL, shares of Series D Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock, or a combination of such shares and cash (any such shares of Common Stock to be valued for such purpose in accordance with the formula described above), at a redemption price equal to the Stated Value plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, (i) when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Plan to participants in the Plan or (ii) in the event that the Plan is not determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code.

  Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares

     The Series D Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Company, and, unless otherwise provided in the Articles of Incorporation, as the same may be amended, or articles of amendment relating to a subsequent series of Preferred Stock, par value $1.00 per share, of the Company, the Series D Preferred Stock shall rank on a parity with all other series of the Company's Preferred Stock, par value $1.00, as to payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

     In addition to any vote of stockholders required by law, the Articles of Incorporation or the provisions described herein, the vote of the holders of a majority of the outstanding shares of Series D Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the WBCL if, as a result thereof, the surplus of the Company for purposes of the WBCL would be less than the amount of preferred dividends that would accrue on the then outstanding shares of Series D Preferred Stock during the following three years.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the Debt Securities sets forth the material terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The Senior Debt Securities are to be issued under an Indenture, dated as of February 22, 1995, as amended (the "Senior Indenture"), between the Company and Chase Manhattan Bank Delaware, as Trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The Subordinated Debt Securities are to be issued under an Indenture between the Company and the Trustee (the "Subordinated Indenture"), a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture." The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The following summaries of the material provisions of the Indentures and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms, and such Debt Securities. Wherever particular articles, sections or defined terms of an Indenture are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

GENERAL

     The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indentures or otherwise. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

     Since the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of the Company as a creditor of the subsidiary may be recognized.

     The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the following terms of the Offered Debt
Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iv) the date or dates on which the Offered Debt Securities mature and any provisions for the extension of any maturity date or dates; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined including, if applicable, any remarketing option or similar methods; (vi) the date from which such interest will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest will commence and any Regular Record Dates applicable to the dates on which interest will be so payable; (vii) the place or places where the principal of (and premium, if any) and interest, if any, on the series will be payable and each office or agency where the Offered Debt Securities may be presented for transfer or exchange;
(viii) the dates on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other terms and provisions of such sinking fund; (ix) the currency in which payment of the principal of, premium, if any, and interest on, the Offered Debt Securities will be payable, if other than the currency of the United States; (x) the period or periods within which, and the terms and conditions upon which, an election may be made by the Company or a holder, as the case may be, for payment of the principal (and premium, if any) and interest, if any, on the series in the currency, other than that in which the series is stated to be payable; (xi) whether such Offered Debt Securities are to be issued in the form of one or more permanent Global Securities and, if so, the identity of the Depositary for such Global Security or Securities; (xii) the date after which and the price or prices at which and the currency in which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other terms and provisions of such optional redemption; (xiii) the inapplicability of certain provisions relating to discharge and defeasance described below under "Defeasance, Satisfaction and Discharge Prior to Maturity or Redemption;" (xiv) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (xv) information with respect to book-entry procedures, if any; (xvi) any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Offered Debt Securities; and (xvii) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the provisions of the applicable Indenture). Unless otherwise indicated in the Prospectus Supplement, principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, provided that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Debt Security Register. (Sections 3.01 and 3.03)

     Unless otherwise indicated in the Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of U.S. $1,000 or any integral multiple thereof, or the equivalent thereof in Foreign Currency. (Section 3.02) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.06)

     If the purchase price of any of the Offered Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any) or interest, if any, on any series of Offered Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement relating thereto.

     The Company shall not be required to (i) issue, register the transfer of, or exchange Debt Securities of any series during the period from 15 days prior to the mailing of notice of redemption of Debt Securities of that series to the date of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.06)

     Some of the Debt Securities may be issued under the applicable Indenture as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

CONVERSION AND EXCHANGE

     The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock or Preferred Stock, property or cash, or a combination of any of the foregoing, will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which the number of shares of Common Stock or Preferred Stock to be received by the holders of the Debt Securities would be calculated according to the factors and at such time as set forth in the related Prospectus Supplement.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing Debt Securities.

     Principal of, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest thereon, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of U.S. $1,000 and integral multiples thereof.

COVENANTS APPLICABLE TO SENIOR DEBT SECURITIES

  Certain Definitions

     The following terms are defined substantially as follows in Section 1.01 of the Senior Indenture and are used herein as so defined.

     The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company and its Restricted Subsidiaries (excluding liabilities of Unrestricted Subsidiaries and excluding billings on uncompleted contracts in excess of related costs and profits) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries, all in accordance with generally accepted accounting principles. In no event shall Consolidated Current Liabilities include any obligation of the Company and its Restricted Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Restricted Subsidiary for a term in excess of 12 months from the date of determination.

     The term "Consolidated Net Tangible Assets" means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.

     The term "Consolidated Tangible Assets" means the aggregate of all assets of the Company and its Restricted Subsidiaries (including the value of all existing Sale and Leaseback Transactions (as defined) and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles, but excluding the value of assets of or investments in any Unrestricted Subsidiary or any non-majority owned Subsidiary) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-ups resulting from reappraisals of assets or of other investments after December 31, 1994 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation) except as permitted in accordance with generally accepted accounting principles, (b) treasury stock, (c) patent and trademark rights, goodwill, unamortized discounts and expenses and any other intangible items, all prepared in accordance with generally accepted accounting principles.

     The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on the consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company.

     The term "Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date of the Senior Indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors of the Company (evidenced by a certified Board Resolution delivered to the Trustee), is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

     The term "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which is an Unrestricted Subsidiary but which, subsequent to December 31, 1994, is designated by the Company (by Board Resolution) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained in the Senior Indenture (on the assumption that any Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined) to which such Subsidiary is then a party was entered into at the time of such designation).

     The term "Secured Debt" means indebtedness for borrowed money and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary.

     The term "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock (as defined).

     The term "Unrestricted Subsidiary" means (a) any Subsidiary acquired or organized after March 31, 1989; provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada; (c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries referred to above in this sentence, unless and until any such Subsidiary is designated to be a Restricted Subsidiary, as referred to above.

  Limitation on Secured Debt

     The Company will not, and will not permit any Restricted Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the Senior Debt Securities equally and ratably with such Secured Debt (Section 5.05). This covenant does not apply to debt secured by (i) certain purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property, (ii) mortgages, pledges, liens, security interest or encumbrances (collectively referred to herein as "security interests") on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary, (iii) security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Restricted Subsidiary, (iv) security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that no such security interests shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions to such acquired property, (v) security interests on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit the Company or any Restricted Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license, (vi) security interests on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to another Restricted Subsidiary, (vii) any mechanics', materialmen's, carriers' or other similar lien arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not yet due or which are being contested in good faith, (viii) any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith, (ix) any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed, (x) landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business, or (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (i) to (x) inclusive. (Section 5.05)

  Limitation on Sale and Leaseback Transactions

     Sale and Leaseback Transactions (which are defined to include, among other things, certain leases of more than three years) by the Company or any Restricted Subsidiary of any Principal Property, completion of construction of which and commencement of full operation of which have occurred more than 180 days prior to such sale or transfer, will be prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a lien on the Principal Property to be leased without equally and ratably securing the Senior Debt Securities, or (b) an amount equal to the value (as defined) of the Principal Property so leased is applied (subject to credits for certain voluntary retirements of the Senior Debt Securities) to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by the Company or a Restricted Subsidiary which is recorded as Funded Debt (defined to include the Debt Securities and other long-term indebtedness of the Company or any Restricted Subsidiary) as shown on the most recent consolidated balance sheet of the Company and which in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Senior Debt Securities. (Section 5.06)

  Exempted Indebtedness

     Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, the Company and any one or more Restricted Subsidiaries may, without securing the Senior Debt Securities, issue, assume, or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate value of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of the preceding paragraph) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Section 5.05(b))

  Restrictions on Transfer of Principal Property to Certain Subsidiaries

     The Senior Indenture provides that, so long as the Senior Debt Securities of any series are outstanding, the Company will not, and will not cause or permit any Restricted Subsidiary to, transfer any Principal Property to any Subsidiary which was not a Restricted Subsidiary at the time of such transfer unless it shall apply within one year after the effective date of such transaction, or shall have committed within one year of such effective date to apply, an amount equal to the fair value of such Principal Property at the time of such transfer (as determined by the Board of Directors of the Company) (i) to the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or Properties or a part thereof or (ii) to the redemption of Senior Debt Securities or (iii) to the repayment of Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying all or any part of such amount to such redemption, the Company may, within one year of such transfer, deliver to the Trustee under the Senior Indenture Senior Debt Securities of any series (other than Senior Debt Securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of Senior Debt Securities by an amount equivalent to the aggregate principal amount of the Senior Debt Securities so delivered. (Section 5.07)

MERGER

     Each Indenture provides that the Company may, without the consent of the Holders, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the applicable Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable Indenture to be performed by the Company by supplemental indenture satisfactory to the applicable Trustee, executed and delivered to the applicable Trustee by such corporation; and (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing. (Article Twelve)

     Other than the covenants described above, or as set forth in any accompanying Prospectus Supplement, neither Indenture contains any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving the Company.

MODIFICATION OF THE INDENTURES

     With the consent of the holders ("Holders") of more than 50% in aggregate principal amount of any series of Debt Securities then outstanding under the applicable Indenture, waivers, modifications and alterations of the terms of either Indenture may be made which affect the rights of the Holders of such series of Debt Securities, except that no such modification or alteration may be made which will (a) extend the time or terms of payment of the principal at maturity of, or the interest on, any such series of Debt Securities, or reduce principal or premium or the rate of interest, without the consent of the Holder thereof, or (b) without the consent of all of the Holders of any series of Debt Securities then outstanding, reduce the percentage of Debt Securities of any such series, the Holders of which are required to consent (i) to any such supplemental indenture, (ii) to rescind and annul a declaration that the Debt Securities of any series are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past Event of Default under the applicable Indenture and its consequences, and (iv) to waive compliance with certain other provisions contained in the applicable Indenture. (Sections 5.09, 11.01 and 11.02) In addition, as indicated under "Events of Default" below, Holders of more than 50% in aggregate principal amount of the Debt Securities of any series then outstanding may waive past Events of Default in certain circumstances and may direct the Trustee in enforcement of remedies. (Section 7.07) The Company and the Trustee may, without the consent of any Holders, modify and supplement the applicable Indenture (i) to evidence the succession of another corporation to the Company under the applicable Indenture; (ii) to evidence and provide for the replacement of the Trustee; (iii) with the Company's concurrence, to add to the covenants of the Company for the benefit of the Holders; (iv) to modify the applicable Indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939; and (v) for certain other purposes. (Section 11.01)

DEFEASANCE, SATISFACTION AND DISCHARGE TO MATURITY OR REDEMPTION

  Defeasance of any Series

     If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption, lawful money or direct obligations of the United States (or of any other government which issued the currency in which the Debt Securities of a series are denominated) or obligations the principal of and interest on which are guaranteed by the United States (or by such other government) in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal (and premium, if any) and interest to maturity or to the redemption date, as the case may be, with respect to any series of Debt Securities then outstanding, then the Company may cease to comply with the terms of the applicable Indenture, including the restrictive covenants described under "Limitation on Secured Debt," "Limitation on Sale and Leaseback Transactions" and "Restrictions on Transfer of Principal Property to Certain Subsidiaries" above and the Events of Default described in clauses (d) and (e) under "Events of Default" below, except for (i) the Company's obligation to duly and punctually pay the principal of (and premium, if any) and interest on such series of Debt Securities if the Debt Securities are not paid from the money or securities held by the Trustee, and (ii) the Events of Default described in clauses (a), (b), (c), (f) and (g) under "Events of Default" below, and (iii) certain other provisions of the applicable Indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to such series, the redemption and sinking fund provisions of the applicable Indenture. Defeasance of Debt Securities of any series is subject to the satisfaction of certain specified conditions, including, among others, (i) the

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

absence of an Event of Default at the date of the deposit, and (ii) the perfection of the Holders' security interest in such deposit. (Section 13.02)

  Satisfaction and Discharge of any Series

     Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may also cease to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities, or with any Events of Default with respect thereto, and thereafter the Holders of such series of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include, among others, except in certain limited circumstances involving a deposit made within one year of maturity or redemption, (i) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, (ii) the delivery to the Trustee by the Company of an opinion of nationally-recognized tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (iii) that such satisfaction and discharge will not result in the delisting of the Debt Securities of that series from any nationally-recognized exchange on which they are listed. (Section 13.01)

  Federal Income Tax Consequences

     Under current Federal income tax law, the deposit and defeasance described above under "Defeasance of any Series" will not result in a taxable event to any Holder of Debt Securities or otherwise affect the Federal income tax consequences of an investment in the Debt Securities of any series.

     The Federal income tax treatment of the deposit and discharge described above under "Satisfaction and Discharge of any Series" is not clear. A deposit and discharge may be treated as a taxable exchange of such Debt Securities for beneficial interests in the trust consisting of the deposited money or securities. In that event, a Holder of Debt Securities may be required to recognize gain or loss equal to the difference between the Holder's adjusted basis for the Debt Securities and the amount realized in such exchange (which generally will be the fair market value of the Holder's beneficial interest in such trust). Thereafter, such Holder may be required to include in income a share of the income, gain and loss of the trust. As described above, it is generally a condition to such a deposit and discharge to obtain an opinion of tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that such deposit and discharge will not alter the Holders' tax consequences that would have been applicable in the absence of the deposit and discharge. Purchasers of the Debt Securities should consult their own advisors with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than Federal income tax law.

EVENTS OF DEFAULT

     As to any series of Debt Securities, an Event of Default is defined in the Indentures as being: (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) failure to pay principal or premium with respect to the Debt Securities of such series, if any, when due; (c) failure in the deposit of any sinking fund installment with respect to any series of Debt Securities when due; (d) failure to observe or perform any other covenant in the applicable Indenture or Debt Securities of any series (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with in the section of the applicable Indenture governing Events of Default), if such failure continues for 75 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (e) uncured or unwaived failure to pay principal of or interest on any other obligation for borrowed money of the Company (including default under any other series of Debt Securities and including default by the Company on any guaranty of an obligation for borrowed money of a Restricted Subsidiary) beyond any period of grace with respect thereto if (i) the aggregate principal amount of any such obligation is in excess of $50,000,000 and (ii) the default in such payment is not being contested by the Company in good faith and by appropriate proceedings; (f) certain events of bankruptcy, insolvency, receivership or reorganization; or (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 7.01) The Trustee or the Holders of 25% in aggregate principal amount of the outstanding Debt Securities of any series may declare the Debt Securities of such series immediately due and payable upon the occurrence of any Event of Default (after expiration of any applicable grace period); in certain cases, the Holders of a majority in principal amount of the Debt Securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest (including sinking fund payments). (Sections 7.01 and 7.07)

     Each Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to any such series for which there are Debt Securities outstanding which is continuing, give to the Holders of such Debt Securities notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal (or premium, if any) or interest on any of the Debt Securities of any series or the payment of any sinking fund installment on the Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding notice is in the interest of the Debt Security Holders. (Section 7.08)

     Subject to the provisions of the applicable Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of such Debt Securities shall occur and be continuing, the applicable Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any of the Holders of Debt Securities outstanding of any series unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 8.01 and 8.02) The right of a Holder to institute a proceeding with respect to the applicable Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the Holder has a right to receipt of principal, premium, if any, and interest (subject to certain limitations with respect to defaulted interest) on their due dates or to institute suit for the enforcement thereof. (Sections 7.04 and 7.10)

     So long as the Debt Securities of any series remain outstanding the Company will be required to furnish annually to the Trustee an Officers' Certificate stating whether, to the best of the knowledge of the signers, the Company is in default under any of the provisions of the applicable Indenture, and specifying all such defaults, and the nature thereof, of which they have knowledge. (Section 5.08) The Company will also be required to furnish to the Trustee copies of certain reports filed by the Company with the Commission. (Section 6.03)

     The Holders of a majority in principal amount of the Debt Securities outstanding of such series will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee, or exercising any power or trust conferred on the Trustee, provided that such direction shall be in accordance with law and the provisions of the applicable Indenture, provided that the Trustee may decline to follow any such direction if the Trustee shall determine on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to Holders not joining in such direction. (Section 7.07) The Trustee will be under no obligation to act in accordance with such direction unless such Holders shall have offered the Trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby. (Section 8.02)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The Senior Debt Securities will constitute part of the Senior Indebtedness (as defined below) of the Company and will rank pari passu with all outstanding senior debt. Except as set forth in the related Prospectus Supplement, the Subordinated Debt Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness, including the Senior Debt Securities, whether outstanding at the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed. The term "Senior Indebtedness" means
(1) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (2) purchase money and similar obligations, (3) obligations under capital leases, (4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others, (5) renewals, extensions and refunding of any such indebtedness, (6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Subordinated Debt Securities.

     Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the Subordinated Indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that the principal of the Subordinated Debt Securities of any series shall have been declared due and payable pursuant to the Subordinated Indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities.

     This subordination will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. There is no limitation on the issuance of additional Senior Indebtedness in the Subordinated Indenture.

INFORMATION CONCERNING THE TRUSTEE

     The Company from time to time borrows from an affiliate of the Trustee, and maintains deposit accounts and conducts other banking transactions with such affiliate in the ordinary course of business.

     Under each Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the applicable Indenture and certain related matters. (Section 7.06)

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                        COMMON STOCK OR PREFERRED STOCK

     The following statements with respect to the Common Stock Warrants and Preferred Stock Warrants (collectively, the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a warrant agreement ("Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), which Stock Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions (the "Stock Warrant Provisions") filed as an exhibit to the Registration Statement.

GENERAL

     The Stock Warrants, evidenced by warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. If Stock Warrants are offered, the related Prospectus Supplement will describe the designation and terms of the Stock Warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of the Stock Warrants; (iii) if applicable, the date on and after which the Stock Warrants and the related Offered Securities will be separately transferable;
(iv) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of one Stock Warrant and the initial price at which such shares may be purchased upon exercise; (v) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (vi) a discussion of certain Federal income tax considerations; (vii) the call provisions, if any; (viii) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (ix) the antidilution provisions of the Stock Warrants; and (x) any other terms of the Stock Warrants. The shares of Common Stock or Preferred Stock issuable upon exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable, except as provided by
Section 180.0622(2)(b) of the WBCL regarding personal liability of shareholders for all debts owing to employees of the Company for services performed but not exceeding six months' service in any one case.

EXERCISE OF STOCK WARRANTS

     Stock Warrants may be exercised by surrendering to the Stock Warrant Agent the Stock Warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the Stock Warrants evidenced by the certificate. Surrendered Stock Warrant certificates shall be accompanied by payment of the aggregate exercise price of the Stock Warrants to be exercised, as set forth in the related Prospectus Supplement, in lawful money of the United States, unless otherwise provided in the related Prospectus Supplement. Upon receipt thereof by the Stock Warrant Agent, the Stock Warrant Agent will requisition from the transfer agent for the Common Stock or the Preferred Stock, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If less than all of the Stock Warrants evidenced by any Stock Warrant Certificate are exercised, the Stock Warrant Agent shall deliver to the exercising warrantholder a new Stock Warrant Certificate representing the unexercised Stock Warrants.

ANTIDILUTION AND OTHER PROVISIONS

     The exercise price payable and the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of each Stock Warrant and the number of Stock Warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common Stock or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

     Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as shareholders of the Company.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), which Debt Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions (the "Debt Warrant Provisions") filed as an exhibit to the Registration Statement.

GENERAL

     The Debt Warrants, evidenced by warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. If Debt Warrants are offered, the related Prospectus Supplement will describe the designation and terms of the Debt Warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Debt Warrants;
(iii) if applicable, the date on and after which the Debt Warrants and the related Offered Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise; (v) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (vi) a discussion of certain Federal income tax considerations; (vii) whether the warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; (viii) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (ix) the antidilution provisions of the Debt Warrants; and (x) any other terms of the Debt Warrants.

     Warrantholders do not have any of the rights of holders of Debt Securities, including the right to receive the payment of principal of, or interest on, the Debt Securities or to enforce any of the covenants of the Debt Securities or the applicable Indenture except as otherwise provided in the applicable Indenture.

EXERCISE OF DEBT WARRANTS

     Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the warrant agent office of the Debt Warrant Agent, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Company will issue the Debt Securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining number of Debt Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities (i) through underwriters or dealers, (ii) directly to one or more purchasers, or (iii) through agents. A Prospectus Supplement will set forth the terms of the offering of the Offered Securities offered thereby, including the name or names of any underwriters, the purchase price of the Offered Securities, and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Offered Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities of the series offered by the Prospectus Supplement if any of the Offered Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     All Offered Securities offered other than Common Stock will be a new issue of securities with no established trading market. Any underwriters to whom such Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Offered Securities.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the Registration Statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon for the Company by John
P. Kennedy, Esq., Vice President, Secretary and General Counsel of the Company. Certain legal matters will be passed upon for any underwriters or agents by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company, for the year ended September 30, 1996 (which financial statements have not been restated to give effect to the reclassification of the Plastic Container division as a discontinued operation and for the stock split distributed on March 31, 1997 to shareholders of record on March 7, 1997) and the audited historical financial statements appearing in the Company's Current Report on Form 8-K filed March 10, 1997 (which financial statements have been restated to give effect to the reclassification of the Plastic Container division as a discontinued operation and for the stock split distributed on March 31, 1997 to shareholders of record on March 7, 1997) have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Prince incorporated in this Prospectus by reference to the Company's Current Reports on Form 8-K dated October 4, 1996 and March 10, 1997 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report therein, are so incorporated in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                       PAGE
                                       ----
Ratio of Earnings to Fixed Charges...   S-2
Description of Medium-Term Notes,
  Series D...........................   S-2
Important Currency Information.......  S-25
Currency Risks.......................  S-25
Certain United States Federal Income
  Tax Considerations.................  S-28
Plan of Distribution.................  S-36
Glossary.............................   A-1

                                   PROSPECTUS

Available Information................     2
Documents Incorporated by Reference..     3
The Company..........................     4
Recent Developments..................     4
Use of Proceeds......................     5
General Description of the Offered
  Securities.........................     5
Description of the Common Stock......     5
Description of the Preferred Stock...     9
Description of the Debt Securities...    17
Description of the Warrants to
  Purchase Common Stock or Preferred
  Stock..............................    27
Description of the Warrants to
  Purchase Debt Securities...........    29
Plan of Distribution.................    29
Legal Opinions.......................    30
Experts..............................    30

$500,000,000


JOHNSON CONTROLS, INC.


MEDIUM-TERM NOTES,
SERIES D


DUE NINE MONTHS OR MORE
FROM DATE OF ISSUE



BANCAMERICA ROBERTSON STEPHENS
FIRST CHICAGO CAPITAL MARKETS, INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN & CO.
MORGAN STANLEY DEAN WITTER
NATIONSBANC MONTGOMERY




PROSPECTUS SUPPLEMENT


DATED DECEMBER 2, 1997